
                                                                     Exhibit 4.1

                ORIGEN MANUFACTURED HOUSING CONTRACT TRUST 2006-A
                                 Issuing Entity

                                       and

                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

                                Indenture Trustee

                                   ----------

                                    INDENTURE

                           Dated as of August 1, 2006

                                   ----------

        ORIGEN MANUFACTURED HOUSING CONTRACT TRUST COLLATERALIZED NOTES,
                                 SERIES 2006-A

                                   ----------

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                                TABLE OF CONTENTS

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Section                                                                     Page
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
                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Definitions................................................     2
Section 1.02  Incorporation by Reference of Trust Indenture Act..........     2
Section 1.03  Rules of Construction......................................     2

                                   ARTICLE II

                         ORIGINAL ISSUANCE OF THE NOTES

Section 2.01  Form.......................................................     3
Section 2.02  Execution, Authentication and Delivery.....................     3
Section 2.03  Acceptance of Contracts by Indenture Trustee...............     4

                                   ARTICLE III

                                    COVENANTS

Section 3.01  Collection of Payments with respect to the Contracts.......     5
Section 3.02  Maintenance of Office or Agency............................     5
Section 3.03  Money for Payments To Be Held in Trust; Paying Agent.......     5
Section 3.04  Existence..................................................     7
Section 3.05  Payment of Principal and Interest..........................     7
Section 3.06  Protection of Trust Estate.................................     7
Section 3.07  Opinions as to Trust Estate................................     8
Section 3.08  Performance of Obligations.................................     8
Section 3.09  Negative Covenants.........................................     9
Section 3.10  [Reserved].................................................     9
Section 3.11  [Reserved].................................................     9
Section 3.12  Representations and Warranties Concerning the Contracts....     9
Section 3.13  Amendments to Servicing Agreement..........................    10
Section 3.14  Servicer as Agent and Bailee of the Indenture Trustee......    10
Section 3.15  Investment Company Act.....................................    10
Section 3.16  Issuing Entity May Consolidate, etc........................    10
Section 3.17  Successor or Transferee....................................    12
Section 3.18  No Other Business..........................................    13
Section 3.19  No Borrowing...............................................    13
Section 3.20  Guarantees, Loans, Advances and Other Liabilities..........    13
Section 3.21  Capital Expenditures.......................................    13
Section 3.22  Reserved...................................................    13
Section 3.23  Restricted Payments........................................    13

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
Section 3.24  Notice of Events of Default................................    13
Section 3.25  Further Instruments and Acts...............................    14
Section 3.26  Statements to Noteholders..................................    14
Section 3.27  [Reserved].................................................    14
Section 3.28  Certain Representations Regarding the Trust Estate.........    14

                                   ARTICLE IV

               THE NOTES; SATISFACTION AND DISCHARGE OF INDENTURE

Section 4.01  The Notes..................................................    15
Section 4.02  Registration of and Limitations on Transfer and Exchange of
              Notes; Appointment of Note Registrar and Certificate
              Registrar..................................................    16
Section 4.03  Mutilated, Destroyed, Lost or Stolen Notes.................    17
Section 4.04  Persons Deemed Owners......................................    17
Section 4.05  Cancellation...............................................    18
Section 4.06  Book-Entry Notes...........................................    18
Section 4.07  Notices to Depository......................................    19
Section 4.08  Definitive Notes...........................................    19
Section 4.09  Tax Treatment..............................................    19
Section 4.10  Satisfaction and Discharge of Indenture....................    19
Section 4.11  Application of Trust Money.................................    20
Section 4.12  [Reserved].................................................    21
Section 4.13  Repayment of Monies Held by Paying Agent...................    21
Section 4.14  Temporary Notes............................................    21
Section 4.15  Representation Regarding ERISA.............................    21

                                    ARTICLE V

                              DEFAULT AND REMEDIES

Section 5.01  Events of Default..........................................    22
Section 5.02  Acceleration of Maturity; Rescission and Annulment.........    22
Section 5.03  Collection of Indebtedness and Suits for Enforcement by
              Indenture Trustee..........................................    23
Section 5.04  Remedies; Priorities.......................................    25
Section 5.05  Optional Preservation of the Trust Estate..................    26
Section 5.06  Limitation of Suits........................................    26
Section 5.07  Unconditional Rights of Noteholders To Receive Principal
              and Interest...............................................    27
Section 5.08  Restoration of Rights and Remedies.........................    27
Section 5.09  Rights and Remedies Cumulative.............................    27
Section 5.10  Delay or Omission Not a Waiver.............................    27
Section 5.11  Control By Noteholders.....................................    28
Section 5.12  Waiver of Past Defaults....................................    28
Section 5.13  Undertaking for Costs......................................    28
Section 5.14  Waiver of Stay or Extension Laws...........................    29
Section 5.15  Sale of Trust Estate.......................................    29
Section 5.16  Action on Notes............................................    31


                                       ii

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
Section 5.17  Performance and Enforcement of Certain Obligations.........    31

                                   ARTICLE VI

                              THE INDENTURE TRUSTEE

Section 6.01  Duties of Indenture Trustee................................    31
Section 6.02  Rights of Indenture Trustee................................    33
Section 6.03  Individual Rights of Indenture Trustee.....................    33
Section 6.04  Indenture Trustee's Disclaimer.............................    33
Section 6.05  Notice of Event of Default.................................    34
Section 6.06  Reports by Indenture Trustee to Holders and Tax
              Administration.............................................    34
Section 6.07  Compensation and Indemnity.................................    34
Section 6.08  Replacement of Indenture Trustee...........................    35
Section 6.09  Successor Indenture Trustee by Merger......................    35
Section 6.10  Appointment of Co-Indenture Trustee or Separate Indenture
              Trustee....................................................    36
Section 6.11  Eligibility; Disqualification..............................    37
Section 6.12  Preferential Collection of Claims Against Issuing Entity...    37
Section 6.13  Representations and Warranties.............................    37
Section 6.14  Directions to Indenture Trustee............................    38
Section 6.15  The Agents.................................................    38

                                   ARTICLE VII

                         NOTEHOLDERS' LISTS AND REPORTS

Section 7.01  Issuing Entity To Furnish Indenture Trustee Names and
              Addresses of Noteholders...................................    38
Section 7.02  Preservation of Information; Communications to
              Noteholders................................................    38
Section 7.03  Reserved...................................................    39
Section 7.04  Reports by Indenture Trustee...............................    39
Section 7.05  Statements to Noteholders..................................    39

                                  ARTICLE VIII

                      ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.01  Collection of Money........................................    41
Section 8.02  Payments on the Notes......................................    41
Section 8.03  Officer's Certificate......................................    43
Section 8.04  Termination Upon Distribution to Noteholders...............    43
Section 8.05  Release of Trust Estate....................................    44
Section 8.06  Surrender of Notes Upon Final Payment......................    44
Section 8.07  Optional Redemption of the Notes; Auction..................    44
Section 8.08  [Reserved].................................................    45
Section 8.09  Interest Rate Swap Agreement...............................    45
Section 8.10  Rights of the Swap Provider................................    45
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                                      iii

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
Section 8.11  Policy Payments............................................    46
Section 8.12  Rights of the Note Insurer.................................    48

                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

Section 9.01  Supplemental Indentures Without Consent of Noteholders.....    48
Section 9.02  Supplemental Indentures With Consent of Noteholders and
              Note Insurer...............................................    50
Section 9.03  Execution of Supplemental Indentures.......................    51
Section 9.04  Effect of Supplemental Indenture...........................    51
Section 9.05  Conformity with Trust Indenture Act........................    51
Section 9.06  Reference in Notes to Supplemental Indentures..............    52

                                    ARTICLE X

                                  MISCELLANEOUS

Section 10.01 Compliance Certificates and Opinions, etc..................    52
Section 10.02 Form of Documents Delivered to Indenture Trustee...........    54
Section 10.03 Acts of Noteholders........................................    54
Section 10.04 Notices etc., to Indenture Trustee Issuing Entity and
              Rating Agencies............................................    55
Section 10.05 Notices to Noteholders; Waiver.............................    55
Section 10.06 Conflict with Trust Indenture Act..........................    56
Section 10.07 Effect of Headings.........................................    56
Section 10.08 Successors and Assigns.....................................    56
Section 10.09 Separability...............................................    56
Section 10.10 Third Party Beneficiary....................................    56
Section 10.11 Legal Holidays.............................................    57
Section 10.12 GOVERNING LAW..............................................    57
Section 10.13 Counterparts...............................................    57
Section 10.14 Recording of Indenture.....................................    57
Section 10.15 Issuing Entity Obligation..................................    57
Section 10.16 No Petition................................................    57
Section 10.17 Inspection.................................................    58
Section 10.18 No Recourse to Owner Trustee...............................    58
Section 10.19 Proofs of Claim............................................    58

EXHIBITS

Exhibit A-1 Form of Class A-1 Note
Exhibit A-2 Form of Class A-2 Note
Exhibit B   List of Contracts
Exhibit C   Form of Custodial Agreement
Exhibit D   Copy of Financial Guaranty Insurance Policy
Appendix A  Definitions
Appendix B  Auction Rate Procedures

     This Indenture, dated as of August 1, 2006, is entered into between Origen Manufactured Housing Contract Trust 2006-A, a Delaware statutory trust, as Issuing Entity (the "Issuing Entity"), and JPMorgan Chase Bank, National Association, a national banking association, as Indenture Trustee (the "Indenture Trustee").

                                WITNESSETH THAT:

     Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuing Entity's Notes, Series 2006-A (the "Notes").

                                 GRANTING CLAUSE

     The Issuing Entity hereby Grants to the Indenture Trustee at the Closing Date, as trustee for the benefit of the Holders of the Notes and the Note Insurer, all of the Issuing Entity's right, title and interest in and to whether now existing or hereafter created by (a) the Contracts (including without limitation any Eligible Substitute Contracts assigned to the Depositor pursuant to the Asset Purchase Agreement and assigned to the Issuing Entity pursuant to the Trust Agreement from time to time) and the proceeds thereof and all rights under the Related Documents; (b) all funds on deposit from time to time in the Collection Account allocable to the Contracts excluding any investment income from such funds; (c) all funds on deposit from time to time in the Note Payment Account and in all proceeds thereof; (d) all rights under (i) the Asset Purchase Agreement as assigned to the Issuing Entity, (ii) the Servicing Agreement, and
(iii) all rights under every Hazard Insurance Policy relating to a Manufactured Home or Mortgaged Property securing a Contract for the benefit of the creditor of such Contract, and (iv) all documents contained in the Contract Files and the Land-and-Home Contract Files, subject to the exceptions set forth in the Initial Certification and the Final Certification delivered by the Custodian, in the forms of Exhibit A-1 and Exhibit A-2 to the Custodial Agreement, respectively;
(e) all of the Issuing Entity's rights under the Interest Rate Swap Agreement; and (f) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Trust Estate" or the "Collateral").

     The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

     The Indenture Trustee, as trustee on behalf of the Holders of the Notes and for the benefit of the Note Insurer, acknowledges such Grant, accepts the trust under this Indenture in accordance with the provisions hereof and agrees to perform its duties as Indenture Trustee as required herein.

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01 Definitions. For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions attached hereto as Appendix A which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

     Section 1.02 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act (the "TIA"), the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the Securities and Exchange Commission.

          "indenture securities" means the Notes.

          "indenture security holder" means a Noteholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Indenture Trustee.

          "obligor" on the indenture securities means the Issuing Entity and any other obligor on the indenture securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rules and have the meanings assigned to them by such definitions.

     Section 1.03 Rules of Construction. Unless the context otherwise requires:

          (i) a term has the meaning assigned to it;

          (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

          (iii) "or" is not exclusive;

          (iv) "including" means including without limitation;

          (v) words in the singular include the plural and words in the plural include the singular; and

          (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II

                         ORIGINAL ISSUANCE OF THE NOTES

     Section 2.01 Form. The Class A Notes together with the Indenture Trustee's certificate of authentication, shall be in substantially the form set forth in Exhibits A-1 and A-2 to this Indenture, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture.

     The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders).

     The terms of the Notes set forth in Exhibits A-1, and A-2 to this Indenture are part of the terms of this Indenture.

     Section 2.02 Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuing Entity by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

     Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuing Entity shall bind the Issuing Entity, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

     The Indenture Trustee shall upon Issuing Entity Request authenticate and deliver the Class A Notes for original issue in an aggregate initial principal amount of $200,646,000. The Class A-1 Notes shall be issued in an aggregate initial Note Balance of $102,596,000, and the Class A-2 Notes shall be issued in an aggregate initial Note Balance of $98,050,000.

     Each of the Notes shall be dated the date of its authentication. The Class A-1 Notes shall be issuable as registered Notes and the Notes shall be issuable in the minimum initial Note Balances of $100,000 and in integral multiples of $1 in excess thereof. The Class A-2 Notes shall be issuable as registered Notes and the Notes shall be issuable in the minimum initial Note Balances of $25,000 and in integral multiples of $25,000 in excess thereof.

     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

     Section 2.03 Acceptance of Contracts by Indenture Trustee.

     (a) The Indenture Trustee or the Custodian acknowledges receipt of, subject to the exceptions it notes pursuant to the procedures described below, the documents (or certified copies thereof) referred to in Section 2.2 of the Asset Purchase Agreement, and declares that it holds and will continue to hold those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Estate as Indenture Trustee in trust for the use and benefit of all present and future Holders of the Notes and the Note Insurer or, in the case of the Custodian, on behalf of the Indenture Trustee.

     The Indenture Trustee, or the Custodian on its behalf, shall, for the benefit of the Noteholders and the Note Insurer, review each Asset File on or before the Closing Date and certify in substantially the form attached to the Custodial Agreement as Exhibit A-1 thereto that, as to each Contract listed in the List of Contracts (other than any Contract specifically identified in the exception report annexed thereto as not being covered by such certification),
(i) all documents constituting part of such Asset File (other than assumption and modification agreements) required to be delivered to it pursuant to the Asset Purchase Agreement are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and relate to such Contract and
(iii) based on its examination and only as to the foregoing, the information set forth in the List of Contracts accurately reflects information set forth in the Asset File. It is herein acknowledged that, in conducting such review, neither the Indenture Trustee nor the Custodian shall be under any duty or obligation
(i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose or whether they have actually been recorded or that they are other than what they purport to be on their face or
(ii) to determine whether any Asset File should include any of the documents concerning assumption and modification agreements.

     Prior to the first anniversary date of this Indenture the Indenture Trustee or the Custodian shall deliver to the Depositor, the Note Insurer and the Servicer a final certification in the form annexed to the Custodial Agreement as Exhibit A-2 evidencing the completeness of the Asset Files, with any applicable exceptions noted thereon, and the Servicer shall forward a copy thereof to any Sub-Servicer.

     If in the process of reviewing the Asset Files and making or preparing, as the case may be, the certifications referred to above, the Indenture Trustee or the Custodian finds any document or documents constituting a part of an Asset File to be missing or defective in any material respect, at the conclusion of its review the Indenture Trustee or the Custodian shall so notify the Depositor, the Note Insurer and the Servicer. In addition, upon the discovery by the Indenture Trustee of a breach of any of the representations and warranties made by the Originator and the Seller in the Asset Purchase Agreement in respect of any Contract which materially adversely affects such Contract or the interests of the related Noteholders and the Note Insurer in such Contract, the Indenture Trustee party discovering such breach shall give prompt written notice to the Depositor, the Servicer, the Note Insurer, the Originator and the Seller.

     (b) Upon receipt by the Trust Estate by deposit in the Note Payment Account of the Repurchase Price for a repurchased Contract under Section 2.03 of the Servicing Agreement, or the delivery of an Eligible Substitute Contract pursuant to subsection 3.6(b) of the Asset Purchase Agreement, and upon receipt of a certificate of an Officer of the Originator in the form attached as Exhibit B to the Servicing Agreement or, with respect to any Eligible Substitute Contract delivered under subsection 3.6(b) of the Asset Purchase Agreement, a certificate of an Officer of the Originator in the form attached as Exhibit A to the Asset Purchase Agreement, the Indenture Trustee shall release or shall cause the Custodian to release the related Asset File and shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by the Originator as are necessary to vest in the Originator title to and rights under the related Contract.

                                   ARTICLE III

                                    COVENANTS

     Section 3.01 Collection of Payments with respect to the Contracts. The Indenture Trustee shall establish and maintain an Eligible Account (the "Note Payment Account") in which the Indenture Trustee shall deposit, on the same day as received from the Servicer, amounts received from the Servicer pursuant to
Section 3.06(a) of the Servicing Agreement. The Indenture Trustee shall make all payments of principal of and interest on the Notes, subject to Section 3.03 as provided in Section 3.05 herein from monies on deposit in the Note Payment Account.

     Section 3.02 Maintenance of Office or Agency. The Issuing Entity will maintain an office or agency where, subject to satisfaction of conditions set forth herein, Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuing Entity in respect of the Notes and this Indenture may be served. The Issuing Entity hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. If at any time the Issuing Entity shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders may be made and notices and demands may be made or served at the Corporate Trust Office.

     Section 3.03 Money for Payments To Be Held in Trust; Paying Agent. As provided in Section 3.01, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Note Payment Account pursuant to Section 3.01 shall be made on behalf of the Issuing Entity by the Indenture Trustee or by the Paying Agent, and no amounts so withdrawn from the Note Payment Account for payments of Notes shall be paid over to the Issuing Entity except as provided in this Section 3.03. The Issuing Entity hereby appoints the Indenture Trustee as its Paying Agent.

     The Issuing Entity will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the indenture Trustee (and if the Indenture Trustee acts as Paying Agent it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

          (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

          (ii) give the Indenture Trustee and the Note Insurer notice of any default by the Issuing Entity of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

          (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

          (iv) immediately resign as Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment;

          (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

          (vi) not commence a bankruptcy proceeding against the Issuing Entity in connection with this Indenture.

     The Issuing Entity may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuing Entity Request direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for one year after such amount has become due and payable shall be discharged from such trust and be paid to the Issuing Entity on Issuing Entity Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuing Entity for payment thereof (but only to the extent of the amounts so paid to the Issuing Entity), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuing Entity cause to be published once, in an Authorized Newspaper published in the English language, notice that such money remains unclaimed and that, after a date specified therein which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuing Entity. The Indenture Trustee may also adopt and employ, at the expense and direction f the Issuing Entity, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

     Section 3.04 Existence. The Issuing Entity will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuing Entity hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuing Entity will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Contracts and each other instrument or agreement included in the Trust Estate.

     Section 3.05 Payment of Principal and Interest. On each Payment Date from amounts on deposit in the Note Payment Account in accordance with Section 8.02 hereof, the Indenture Trustee shall pay to the Persons and to the extent provided therein, the Amount Available for such Payment Date.

     Section 3.06 Protection of Trust Estate.

     (a) The Issuing Entity will from time to time prepare, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

          (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

          (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

          (iii) cause the Issuing Entity or Servicer to enforce any of the rights to the Contracts; or

          (iv) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee, the Noteholders and the Note Insurer in such Trust Estate against the claims of all persons and parties.

     (b) Except as otherwise provided in this Indenture, the Indenture Trustee shall not remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section 3.07 hereof (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered on the Closing Date pursuant to
Section 3.07(a) hereof, or if no Opinion of Counsel has yet been delivered pursuant to Section 3.07(b) hereof, unless the Indenture Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions).

     The Issuing Entity hereby designates the Indenture Trustee its agent and attorney-in-fact to sign any financing statement, continuation statement or other instrument required to be signed pursuant to this Section 3.06 upon the Issuing Entity's preparation thereof and delivery to the Indenture Trustee.

     Section 3.07 Opinions as to Trust Estate.

     (a) On the Closing Date, the Issuing Entity shall furnish to the Indenture Trustee, the Note Insurer and the Owner Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and first priority security interest in the Collateral and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and first priority security interest effective.

     (b) On or before April 15th in each calendar year, beginning in 2007, the Issuing Entity shall furnish to the Indenture Trustee and the Note Insurer an Opinion of Counsel at the expense of the Issuing Entity either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, rerecording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and first priority security interest in the Collateral and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest in the Collateral until December 31st in the following calendar year.

     Section 3.08 Performance of Obligations.

     (a) The Issuing Entity will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate.

     (b) The Issuing Entity may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuing Entity shall be deemed to be action taken by the Issuing Entity.

     (c) The Issuing Entity will not take any action or permit any action to be taken by others which would release any Person from any of such Person's covenants or obligations under any of the documents relating to the Contracts or under any instrument included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the Contracts or any such instrument, except such actions as the Servicer is expressly permitted to take in the Servicing Agreement. The Indenture Trustee may exercise the rights of the Issuing Entity to direct the actions of the Servicer pursuant to the Servicing Agreement.

     (d) The Issuing Entity may retain an administrator and may enter into contracts with other Persons for the performance of the Issuing Entity's obligations hereunder, and performance of such obligations by such Persons shall be deemed to be performance of such obligations by the Issuing Entity.

     Section 3.09 Negative Covenants. So long as any Notes are Outstanding, the Issuing Entity shall not:

          (i) except as expressly permitted by this Indenture, sell, transfer, exchange or otherwise dispose of the Trust Estate, unless directed to do so by the Indenture Trustee;

          (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

          (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (C) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate; or

          (iv) waive or impair, or fail to assert rights under, the Contracts, or impair or cause to be impaired the Issuing Entity's interest in the Contracts, the Asset Purchase Agreement or in any Basic Document, if any such action would materially and adversely affect the interests of the Noteholders.

     Section 3.10 [Reserved].

     Section 3.11 [Reserved].

     Section 3.12 Representations and Warranties Concerning the Contracts. The Indenture Trustee and the Note Insurer, as pledgee of the Contracts, have the benefit of the representations and warranties made by the Originator and the Seller in the Asset Purchase Agreement concerning the Originator, the Seller and the Contracts to the same extent as though such representations and warranties were made directly to the Indenture Trustee and the Note Insurer. If a Responsible Officer of the Indenture Trustee has actual knowledge of any breach of any representation or warranty made by the Originator and the Seller in the Asset Purchase Agreement, the Indenture Trustee shall promptly notify the Originator of such finding and the Originator's obligation to cure such defect or repurchase or substitute for the related Contract.

     Section 3.13 Amendments to Servicing Agreement. The Issuing Entity covenants with the Indenture Trustee that it will not enter into any amendment or supplement to the Servicing Agreement without the prior written consent of the Indenture Trustee and the Note Insurer.

     Section 3.14 Servicer as Agent and Bailee of the Indenture Trustee. Solely for purposes of perfection under Section 9-305 of the UCC or other similar applicable law, rule or regulation of the state in which such property is held by the Servicer, the Issuing Entity and the Indenture Trustee hereby acknowledge that the Servicer is acting as bailee of the Indenture Trustee in holding amounts on deposit in the Collection Account, as well as its bailee in holding any Related Documents released to the Servicer, and any other items constituting a part of the Trust Estate which from time to time come into the possession of the Servicer. It is intended that, by the Servicer's acceptance of such bailee arrangement, the Indenture Trustee, as a secured party of the Contracts, will be deemed to have possession of such Related Documents, such monies and such other items for purposes of Section 9-305 of the UCC of the state in which such property is held by the Servicer. The Indenture Trustee shall not be liable and has no duty with respect to such documents, monies or items while in possession of the Servicer.

     Section 3.15 Investment Company Act. The Issuing Entity shall not become an "investment company" or be under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term "investment company" but also any available exceptions to such general definition); provided, however, that the Issuing Entity shall be in compliance with this
Section 3.15 if it shall have obtained an order exempting it from regulation as an "investment company" so long as it is in compliance with the conditions imposed in such order.

     Section 3.16 Issuing Entity May Consolidate, etc.

     (a) The Issuing Entity shall not consolidate or merge with or into any other Person, unless:

          (i) the Person (if other than the Issuing Entity) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee and the Note Insurer, the due and punctual payment of the principal of and interest on all Notes, and all other amounts payable to the Indenture Trustee, the payment to the Certificate Paying Agent of all amounts due to the Certificateholders, and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuing Entity to be performed or observed, all as provided herein;

          (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

          (iii) the Rating Agencies shall have notified the Issuing Entity that such transaction shall not cause the rating of the Notes to be reduced, suspended or withdrawn or to be considered by either Rating Agency to be below investment grade;

          (iv) the Issuing Entity shall have received an Opinion of Counsel (and shall have delivered a copy thereof to the Indenture Trustee and the Note Insurer) to the effect that such transaction will not (A) result in a "substantial modification" of the Notes under Treasury Regulation section 1.1001-3, or adversely affect the status of the Notes as indebtedness for federal income tax purposes, or (B) if 100% of the Certificates are not owned by Origen REIT or a direct or indirect qualified REIT subsidiary of Origen REIT, cause the Trust to be subject to an entity level tax for federal income tax purposes;

          (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

          (vi) the Issuing Entity shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this
     Article III and that all conditions precedent herein provided for or relating to such transaction have been complied with (including any filing required by the Exchange Act), and that such supplemental indenture is enforceable; and

          (vii) so long as no Note Insurer Default has occurred and is continuing, the Issuing Entity will have given the Note Insurer written notice of such consolidation or merger at least 20 Business Days prior to the consummation of such action and will have received the prior written approval of the Note Insurer of such consolidation or merger and the Issuing Entity or the Person (if other than the Issuing Entity) formed by or surviving such consolidation or merger has a net worth, immediately after such consolidation or merger, that is (a) greater than zero and (b) not less than the net worth of the Issuing Entity immediately prior to giving effect to such consolidation or merger.

     (b) The Issuing Entity shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person, unless:

          (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuing Entity, the conveyance or transfer of which is hereby restricted, shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state thereof, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee and the Note Insurer, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuing Entity to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of the Holders of the Notes,
     (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuing Entity, the Owner Trustee and the Indenture Trustee against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agree by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

          (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (iii) the Rating Agencies shall have notified the Issuing Entity that such transaction shall not cause the rating of the Notes to be reduced, suspended or withdrawn;

          (iv) the Issuing Entity shall have received an Opinion of Counsel (and shall have delivered a copy thereof to the Indenture Trustee and the Note Insurer) to the effect that such transaction will not (A) result in a "substantial modification" of the Notes under Treasury Regulation section 1.1001-3, or adversely affect the status of the Notes as indebtedness for federal income tax purposes, or (B) if 100% of the Certificates are not owned by Origen REIT or a direct or indirect qualified REIT subsidiary of Origen REIT, cause the Trust to be subject to an entity level tax for federal income tax purposes;

          (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

          (vi) the Issuing Entity shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this
     Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act); and

          (vii) so long as no Note Insurer Default has occurred and is continuing, the Issuing Entity will have given the Note Insurer written notice of such conveyance or transfer at least 20 Business Days prior to the consummation of such action and will have received the prior written approval of the Note Insurer of such conveyance or transfer and the transferee has a net worth, immediately after such conveyance or transfer, that is (a) greater than zero and (b) not less than the net worth of the Issuing Entity immediately prior to giving effect to such consolidation or merger.

     Section 3.17 Successor or Transferee.

     (a) Upon any consolidation or merger of the Issuing Entity in accordance with Section 3.16(a), the Person formed by or surviving such consolidation or merger (if other than the Issuing Entity) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuing Entity under this Indenture with the same effect as if such Person had been named as the Issuing Entity herein.

     (b) Upon a conveyance or transfer of all the assets and properties of the Issuing Entity pursuant to Section 3.16(b), the Issuing Entity will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuing Entity with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee of such conveyance or transfer.

     Section 3.18 No Other Business. The Issuing Entity shall not engage in any business other than financing, purchasing, owning and selling and managing the Contracts and the issuance of the Notes and Certificates in the manner contemplated by this Indenture and the Basic Documents and all activities incidental thereto.

     Section 3.19 No Borrowing. The Issuing Entity shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes under this Indenture.

     Section 3.20 Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this Indenture or the Basic Documents, the Issuing Entity shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

     Section 3.21 Capital Expenditures. The Issuing Entity shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

     Section 3.22 Reserved.

     Section 3.23 Restricted Payments. The Issuing Entity shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuing Entity or otherwise with respect to any ownership or equity interest or security in or of the Issuing Entity, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuing Entity may make, or cause to be made, (x) distributions and payments to the Owner Trustee, the Indenture Trustee, the Note Insurer, the Auction Agent, the Broker-Dealer, the Noteholders and the Certificateholders as contemplated by, and to the extent funds are available for such purpose under this Indenture and the Trust Agreement and (y) payments to the Servicer pursuant to the terms of the Servicing Agreement and payments to the Swap Provider pursuant to the terms of the Interest Rate Swap Agreement. The Issuing Entity will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the Basic Documents.

     Section 3.24 Notice of Events of Default. The Issuing Entity shall give the Indenture Trustee, the Note Insurer and the Rating Agencies prompt written notice of each Event of Default hereunder and under the Trust Agreement.

     Section 3.25 Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuing Entity will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

     Section 3.26 Statements to Noteholders. On each Payment Date, the Indenture Trustee and the Certificate Registrar shall prepare and make available on the Indenture Trustee's website, https://www.jpmorgan.com/sfr (or deliver at the recipient's option), to each Noteholder and Certificateholder, the Note Insurer, and the Underwriter, the most recent statement prepared by the Indenture Trustee pursuant to Section 7.05 hereof.

     Section 3.27 [Reserved].

     Section 3.28 Certain Representations Regarding the Trust Estate.

     (a) With respect to that portion of the Collateral described in clauses (a) through (d) of the definition of Trust Estate, the Issuing Entity represents to the Indenture Trustee and the Note Insurer that:

          (i) This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Issuing Entity.

          (ii) The Collateral constitutes "deposit accounts", "chattel paper", "general intangibles" or "instruments," as applicable, within the meaning of the applicable UCC.

          (iii) The Issuing Entity owns and has good and marketable title to the Collateral, free and clear of any lien, claim or encumbrance of any Person.

          (iv) Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuing Entity has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral.

     (b) With respect to that portion of the Collateral described in clause (e) of the definition of "Trust Estate", the Issuing Entity represents to the Indenture Trustee and the Note Insurer that:

          (i) This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Issuing Entity.

          (ii) The Collateral constitutes "general intangibles" within the meaning of the applicable UCC.

          (iii) The Issuing Entity owns and has good and marketable title to the Collateral, free and clear of any lien, claim or encumbrance of any Person.

          (iv) Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuing Entity has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral.

     (c) With respect to any Collateral in which a security interest may be perfected by filing, the Issuing Entity has not authorized the filing of, and is not aware of any financing statements against, the Issuing Entity, that include a description of collateral covering such Collateral, other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated. The Issuing Entity is not aware of any judgment or tax lien filings against the Issuing Entity.

     (d) The Issuing Entity has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in all Collateral granted to the Indenture Trustee hereunder in which a security interest may be perfected by filing. Any financing statement that is filed in connection with this Section 3.28 shall contain a statement that a purchase or security interest in any collateral described therein will violate the rights of the secured party named in such financing statement.

     (e) The foregoing representations may not be waived and shall survive the issuance of the Notes.

                                   ARTICLE IV

               THE NOTES; SATISFACTION AND DISCHARGE OF INDENTURE

     Section 4.01 The Notes. Each Class of Notes shall be issued in the form of Book-Entry Notes and shall be registered in the name of a nominee designated by the Depository. Beneficial Owners will hold interests in the Class A-1 Notes through the book-entry facilities of the Depository in minimum initial Note Balances of $100,000 and integral multiples of $1 in excess thereof. Beneficial Owners will hold interests in the Class A-2 Notes through the book-entry facilities of the Depository in minimum initial Note Balances of $25,000 and integral multiples of $25,000 in excess thereof.

     The Indenture Trustee may for all purposes (including the making of payments due on the Notes) deal with the Depository (through and to its nominee) as the authorized representative of the Beneficial Owners with respect to the Book-Entry Notes for the purposes of exercising the rights of Holders of the Book-Entry Notes hereunder. Except as provided in the next succeeding paragraph of this Section 4.01, the rights of Beneficial Owners with respect to the Book-Entry Notes shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except as provided in Section 4.08 hereof, Beneficial Owners shall not be entitled to definitive notes for the Book-Entry Notes as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Book-Entry Notes shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. The Indenture Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Holders of Notes and give notice to the Depository of such record date. Without the consent of the Issuing Entity and the Indenture Trustee, no Offered Note may be transferred by the Depository except to a successor Depository that agrees to hold such Offered Note for the account of the Beneficial Owners.

     In the event the Depository Trust Company resigns or is removed as Depository, the Indenture Trustee with the approval of the Issuing Entity may appoint a successor Depository. If no successor Depository has been appointed within 30 days of the effective date of the Depository's resignation or removal, each Beneficial Owner shall be entitled to certificates representing the Book-Entry Notes it beneficially owns in the manner prescribed in Section 4.08.

     The Notes shall, on original issue, be executed on behalf of the Issuing Entity by the Owner Trustee, not in its individual capacity but solely as Owner Trustee, authenticated by the Indenture Trustee and delivered by the Indenture Trustee to or upon the order of the Issuing Entity.

     Section 4.02 Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Note Registrar and Certificate Registrar. The Issuing Entity shall cause to be kept at the Corporate Trust Office a Note Register in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided.

     Subject to the restrictions and limitations set forth below, upon surrender for registration of transfer of any Note at the Corporate Trust Office, the Issuing Entity shall execute and the Note Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes in authorized initial Note Balances evidencing the same Class and aggregate Percentage Interests.

     Subject to the foregoing, at the option of the Noteholders, Notes may be exchanged for other Notes of like tenor and in authorized initial Note Balances evidencing the same Class and aggregate Percentage Interests upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Note Registrar. Whenever any Notes are so surrendered for exchange, the Issuing Entity shall execute and the Indenture Trustee shall authenticate and deliver the Notes which the Noteholder making the exchange is entitled to receive. Each Note presented or surrendered for registration of transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Note Registrar duly executed by the Holder thereof or his attorney duly authorized in writing with such signature guaranteed by a commercial bank or trust company located or having a correspondent located in the city of New York. Notes delivered upon any such transfer or exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Notes surrendered.

     No service charge shall be made for any registration of transfer or exchange of Notes, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

     The Issuing Entity hereby appoints the Indenture Trustee as (i) Certificate Registrar to keep at its Corporate Trust Office a Certificate Register pursuant to Section 3.09 of the Trust

Agreement in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges thereof pursuant to Section 3.05 of the Trust Agreement and (ii) Note Registrar under this Indenture. The Indenture Trustee hereby accepts such appointments.

     Section 4.03 Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuing Entity and the Indenture Trustee harmless, then, in the absence of notice to the Issuing Entity, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuing Entity shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Note, the Issuing Entity may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuing Entity and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuing Entity or the Indenture Trustee in connection therewith.

     Upon the issuance of any replacement Note under this Section 4.03, the Issuing Entity may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

     Every replacement Note issued pursuant to this Section 4.03 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuing Entity, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section 4.03 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     Section 4.04 Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuing Entity, the Indenture Trustee, the Note Insurer, the Paying Agent and any agent of the Issuing Entity or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuing Entity, the Indenture Trustee, the Note Insurer, the Paying Agent nor any agent of the Issuing Entity or the Indenture Trustee shall be affected by notice to the contrary.

     Section 4.05 Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuing Entity may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuing Entity may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 4.05, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuing Entity shall direct by an Issuing Entity Request that they be destroyed or returned to it; provided, however, that such Issuing Entity Request is timely and the Notes have not been previously disposed of by the Indenture Trustee.

     Section 4.06 Book-Entry Notes. The Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Depository, by, or on behalf of, the Issuing Entity. The Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Depository, and no Beneficial Owner will receive a Definitive Note representing such Beneficial Owner's interest in such Book-Entry Note, except as provided in
Section 4.08. With respect to such Book-Entry Notes, unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to Beneficial Owners pursuant to Section 4.08:

          (i) the provisions of this Section 4.06 shall be in full force and effect;

          (ii) the Note Registrar, the Paying Agent, the Note Insurer and the Indenture Trustee shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Book-Entry Notes and the giving of instructions or directions hereunder) as the sole holder of the Book-Entry Notes, and shall have no obligation to the Beneficial Owners of the Book-Entry Notes;

          (iii) to the extent that the provisions of this Section 4.06 conflict with any other provisions of this Indenture, the provisions of this Section
     4.06 shall control;

          (iv) the rights of Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Owners of Book-Entry Notes and the Depository and/or the Depository Participants. Unless and until Definitive Notes are issued pursuant to Section 4.08, the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Book-Entry Notes to such Depository Participants; and

          (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Book-Entry Notes evidencing a specified percentage of the Note Balances of the Notes, the Depository shall be deemed to represent such percentage with respect to the Book-Entry Notes only to the extent that it has received instructions to such effect from Beneficial Owners and/or Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in the Book-Entry Notes and has delivered such instructions to the Indenture Trustee.

     Section 4.07 Notices to Depository. Whenever a notice or other communication to the Note Holders is required under this Indenture, unless and until Definitive Notes shall have been issued to Beneficial Owners of Book-Entry Notes pursuant to Section 4.08, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Notes to the Depository, and shall have no obligation to the Beneficial Owners thereof.

     Section 4.08 Definitive Notes. If (i) the Indenture Trustee determines that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Notes and the Indenture Trustee is unable to locate a qualified successor, (ii) the Indenture Trustee elects to terminate the book-entry system through the Depository to the extent permitted pursuant to the Depository's rules, or (iii) after the occurrence of an Event of Default, Beneficial Owners of Book-Entry Notes representing beneficial interests aggregating at least a majority of the Note Balances of the Book-Entry Notes advise the Depository in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of such Beneficial Owners, then the Depository shall notify all Beneficial Owners of Book-Entry Notes and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to such Beneficial Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Notes representing the Book-Entry Notes by the Depository, accompanied by registration instructions, the Issuing Entity shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Depository. None of the Issuing Entity, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

     Section 4.09 Tax Treatment. The Issuing Entity has entered into this Indenture, and the Notes will be issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness. The Issuing Entity and the Indenture Trustee (in accordance with Section 6.06 hereof), by entering into this Indenture, and each Noteholder, by its acceptance of its Note (and each Beneficial Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness.

     Section 4.10 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.06, 3.09,

3.17, 3.19 and 3.20, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section
6.07 and the obligations of the Indenture Trustee under Section 4.11) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuing Entity, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes and shall release and deliver the Collateral to or upon the order of the Issuing Entity, when

          (A) either

          (1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.03 hereof and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuing Entity and thereafter repaid to the Issuing Entity or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

          (2) all Notes not theretofore delivered to the Indenture Trustee for cancellation (a) have become due and payable, (b) will become due and payable at the Final Stated Maturity Date within one year, or (c) have been called for early redemption pursuant to Section 8.07 hereof, and the Issuing Entity, in the case of (a) or (b) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes then outstanding not theretofore delivered to the Indenture Trustee for cancellation when due on the Final Stated Maturity Date or other final Payment Date, or, in the case of (c) above, the Issuing Entity shall have complied with all requirements of
     Section 8.07 hereof,

          (B) the Issuing Entity has paid or caused to be paid all other sums payable hereunder and under the Insurance Agreement; and

          (C) the Issuing Entity has delivered to the Indenture Trustee and the
     Note Insurer an Officer's Certificate and an Opinion of Counsel, each meeting the applicable requirements of Section 10.01 hereof, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and, if the Opinion of Counsel relates to a deposit made in connection with
     Section 4.10(A)(2)(b) above, such opinion shall further be to the effect that such deposit will constitute an "in-substance defeasance" within the meaning of Revenue Ruling 85-42, 1985-1 C.B. 36, and in accordance therewith, the Issuing Entity will be the owner of the assets deposited in trust for federal income tax purposes.

     Section 4.11 Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.10 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any

Paying Agent or the Issuing Entity, Certificate Paying Agent as designee of the Issuing Entity, as the Indenture Trustee may determine, to the Holders of Notes or Certificates, of all sums due and to become due thereon for principal and interest or otherwise; but such monies need not be segregated from other funds except to the extent required herein or required by law.

     Section 4.12 [Reserved].

     Section 4.13 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Person other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuing Entity, be paid to the Indenture Trustee to be held and applied according to Section 3.05 and thereupon such Person shall be released from all further liability with respect to such monies.

     Section 4.14 Temporary Notes. Pending the preparation of any Definitive Notes, the Issuing Entity may execute and upon its written direction, the Indenture Trustee may authenticate and make available for delivery, temporary Notes that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

     If temporary Notes are issued, the Issuing Entity will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of the Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office of the Indenture Trustee located at c/o DTC Transfer Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuing Entity shall execute and the Indenture Trustee shall authenticate and make available for delivery, in exchange therefor, Definitive Notes of authorized denominations and of like tenor, class and aggregate principal amount. Until so exchanged, such temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

     Section 4.15 Representation Regarding ERISA. By acquiring a Note or interest therein, each Holder of such Note or Beneficial Owner of any such interest will be deemed to represent that either (1) it is not acquiring the Note with Plan Assets or (2) (A) the acquisition, holding and transfer of such Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) the Notes are rated investment grade or better and such person believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of the Department of Labor regulation 29 C.F.R. Section 2510.3-101, and agrees to so treat the Notes. Alternatively, regardless of the rating of the Notes, such person may provide the Indenture Trustee and the Owner Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuing Entity, the Seller, the Originator, any Underwriter, the Owner Trustee, the Indenture Trustee, the Servicer or any successor servicer which opines that the acquisition, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuing Entity, the

Seller, the Originator, the Depositor, the Owner Trustee, the Indenture Trustee, the Servicer or any successor servicer to any obligation in addition to those undertaken in the Indenture.

                                   ARTICLE V

                              DEFAULT AND REMEDIES

     Section 5.01 Events of Default. The Issuing Entity shall deliver to the Indenture Trustee and the Note Insurer, written notice in the form of an Officer's Certificate, within five days after learning of the occurrence of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iv), (v) or (vi) of the definition of "Event of Default," its status and what action the Issuing Entity is taking or proposes to take with respect thereto. The Indenture Trustee shall not be deemed to have knowledge of any Event of Default unless a Responsible Officer has actual knowledge thereof or unless written notice of such Event of Default is received by a Responsible Officer and such notice references the Notes, the Trust Estate or this Indenture.

     Section 5.02 Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee at the written direction of the Note Insurer or of the Holders of Notes representing not less than 66-2/3% of the aggregate Note Balance of the Notes (with the consent of the Note Insurer), shall declare that the aggregate Note Balance of all Notes, together with accrued and unpaid interest thereon, through the date of acceleration, shall become immediately due and payable.

     At any time after such declaration of acceleration of maturity with respect to an Event of Default has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Note Insurer or Holders of the Notes representing not less than 66-2/3% of the aggregate Note Balance of the Notes (with the consent of the Note Insurer), by written notice to the Issuing Entity and the Indenture Trustee, may waive the related Event of Default and rescind and annul such declaration and its consequences if:

          (i) the Issuing Entity has paid or deposited with the Indenture Trustee a sum sufficient to pay (a) all payments of principal of and Interest Payment Amounts due on the Notes and all other amounts that would then be due hereunder or upon the Notes if the Event of Default giving rise to such acceleration had not occurred; and (b) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

          (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

     In the event any Notes are accelerated due to an Event of Default, the Note Insurer has the right, but not the obligation, to make payments under the Policy or otherwise of interest and principal due on such Notes, in whole or in part, on any date or dates following such acceleration as the Note Insurer in its sole discretion will elect.

     No such rescission shall affect any subsequent default or impair any right consequent thereto.

     Section 5.03 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

     (a) The Issuing Entity covenants that if an Event of Default has occurred and is continuing, the Issuing Entity shall, upon demand of the Indenture Trustee, at the direction of the Note Insurer or of Holders of not less than 66-2/3% of the aggregate Note Balances of the Notes (with the consent of the Note Insurer), pay to the Indenture Trustee, for the benefit of the Holders of Notes, the whole amount then due and payable on the Notes for principal and interest, with interest at the applicable Note Rate upon the overdue principal and any Available Funds Cap Carry-Forward Amount, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

     (b) In case the Issuing Entity shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, subject to the provisions of Section 10.16 hereof may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuing Entity or other obligor upon the Notes and collect in the manner provided by law out of the property of the Issuing Entity or other obligor the Notes, wherever situated, the monies adjudged or decreed to be payable.

     (c) If an Event of Default occurs and is continuing, the Indenture Trustee, subject to the provisions of Section 10.16 hereof may, as more particularly provided in Section 5.04 hereof, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings, as directed in writing by the Controlling Party, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

     (d) In case there shall be pending, relative to the Issuing Entity or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuing Entity or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuing Entity or other obligor upon the Notes, or to the creditors or property of the Issuing Entity or such other obligor, the Indenture Trustee, as directed in writing by the Note Insurer or by Holders of at least 66-2/3% of the aggregate Note Balances of the Notes (with the consent of the Note Insurer), irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

          (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

          (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

          (iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and the Note Insurer and of the Indenture Trustee on their behalf, and

          (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes and the Note Insurer allowed in any judicial proceedings relative to the Issuing Entity, its creditors and its property; and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders and the Note Insurer to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders and the Note Insurer, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee.

     (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder or the Note Insurer any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the Note Insurer or the rights of any Holder thereof or the Note Insurer or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder or the Note Insurer in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

     (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes, subject to Section 5.05 hereof.

     (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

     Section 5.04 Remedies; Priorities.

     (a) If an Event of Default shall have occurred and be continuing and if an acceleration has been declared and not rescinded pursuant to Section 5.02 hereof, the Indenture Trustee subject to the provisions of Section 10.16 hereof may (with the consent of the Note Insurer if no Insurer Default has occurred), and shall, at the written direction of the Controlling Party, do one or more of the following (subject to Section 5.05 hereof):

          (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise enforce any judgment obtained, and collect from the Issuing Entity and any other obligor upon such Notes monies adjudged due;

          (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

          (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes; and

          (iv) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, unless (A) the Indenture Trustee obtains the consent of the Note Insurer (unless an Insurer Default shall have occurred) or the Holders of 100% of the aggregate Note Balance of the Notes (if an Insurer Default shall have occurred), (B) the proceeds of such sale or liquidation distributable to the Holders of the Notes and the Note Insurer are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest and all amounts due and unpaid to the
     Note Insurer or (C) the Indenture Trustee determines that the Contracts will not continue to provide sufficient funds for the payment of principal of and Interest Payment Amounts due on the applicable Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Note Insurer (unless an Insurer Default shall have occurred) or of the Holders of at least 66-2/3% of the aggregate Note Balance of the Notes (if an Insurer Default shall have occurred). In determining such sufficiency or insufficiency with respect to clause (B) and

     (C), the Indenture Trustee may, but need not, obtain and rely upon written advice or an opinion (obtained at the expense of the Trust) of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. Notwithstanding the foregoing, so long as a Servicer Event of Default has not occurred, any sale of the Trust Estate shall be made subject to the continued servicing of the Contracts by the Servicer as provided in the Servicing Agreement.

     (b) If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the order of priority set forth in Section 8.01 hereof.

     The Indenture Trustee may fix a record date and Payment Date for any payment to Noteholders pursuant to this Section 5.04. At least 15 days before such record date, the Indenture Trustee shall mail to each Noteholder a notice that states the record date, the Payment Date and the amount to be paid.

     Section 5.05 Optional Preservation of the Trust Estate. If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee (with the consent of the Note Insurer if no Insurer Default has occurred) may elect to take and maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders and the
Note Insurer that there be at all times sufficient funds for the payment of principal of and interest on the Notes, of all amounts payable to the Note Insurer, and other obligations of the Issuing Entity and the Indenture Trustee shall take such desire into account when determining whether or not to take and maintain possession of the Trust Estate. In determining whether and how to take and maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon the written advice or an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

     Section 5.06 Limitation of Suits. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the provisions of Section 10.16 hereof

          (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

          (ii) the Holders of not less than 25% of the aggregate Note Balances of the Notes have made a written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

          (iii) such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

          (iv) the Indenture Trustee for 60 days after its receipt of such notice of request and offer of indemnity has failed to institute such Proceedings;

          (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of at least 66-2/3% of the Note Balances of the Notes; and

          (vi) such Event of Default has occurred and is continuing.

          (vii) the Note Insurer is not the Controlling Party.

     It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

     Section 5.07 Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

     Section 5.08 Restoration of Rights and Remedies. If the Indenture Trustee, any Noteholder or the Note Insurer has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder or the Note Insurer, then and in every such case the Issuing Entity, the Indenture Trustee, the Noteholders and the Note Insurer shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee, the Noteholders and the Note Insurer shall continue as though no such Proceeding had been instituted.

     Section 5.09 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders or the
Note Insurer is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 5.10 Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Holder of any Note or the Note Insurer to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders or the Note Insurer may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders or the Note Insurer, as the case may be.

     Section 5.11 Control By Noteholders. The Note Insurer or the Holders of not less than 66-2/3% of the aggregate Note Balances of Notes (with the consent of the Note Insurer) shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

          (i) such direction shall not be in conflict with any rule of law or with this Indenture;

          (ii) any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by the Note Insurer (if no Insurer Default has occurred) or the Holders of Notes representing not less than 100% of the Note Balances of the Notes (if an Insurer Default has occurred);

          (iii) the Indenture Trustee has been provided with indemnity satisfactory to it; and

          (iv) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction of the
     Note Insurer (if no Insurer Default has occurred) or Holders of Notes representing 66-2/3% of the Note Balances of the Notes (if an Insurer Default has occurred).

     Notwithstanding the rights of the Note Insurer and the Noteholders set forth in this Section 5.11 the Indenture Trustee need not take any action that it determines might involve it in liability or if adequate indemnity is not assured to it.

     Section 5.12 Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02 hereof, the Note Insurer (if no Insurer Default has occurred) or the Holders of Notes representing not less than 66-2/3% of the aggregate Note Balance of the Notes (if an Insurer Default has occurred) may waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuing Entity, the Indenture Trustee, the Note Insurer and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

     Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

     Section 5.13 Undertaking for Costs. All parties to this Indenture agree, and the Note Insurer and each Holder of any Note and each Beneficial Owner of any interest therein by such Holder's or Beneficial Owner's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to
(a) any suit instituted by the Indenture Trustee, (b) any suit instituted by the
Note Insurer or by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Note Balances of the Notes or (c) any suit instituted by the Note Insurer or by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

     Section 5.14 Waiver of Stay or Extension Laws. The Issuing Entity covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuing Entity (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 5.15 Sale of Trust Estate.

     (a) The power to effect any sale or other disposition (a "Sale") of any portion of the Trust Estate pursuant to Section 5.04 hereof is expressly subject to the provisions of Section 5.05 hereof and this Section 5.15. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes and to the Note Insurer pursuant to this Indenture and all other amounts due and payable under this Indenture shall have been paid. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

     (b) The Indenture Trustee shall not in any private Sale sell the Trust Estate, or any portion thereof, unless

          (i) the Note Insurer (if no Insurer Default has occurred) or the Holders of all Notes (if an Insurer Default has occurred) consent to or direct the Indenture Trustee to make such Sale, or

          (ii) the proceeds of such Sale would be not less than the entire amount which would be payable to the Noteholders under the Notes and to the
     Note Insurer and the Swap Provider hereunder, in full payment thereof in accordance with Section 5.02 hereof, on the Payment Date next succeeding the date of such Sale, or

          (iii) the Indenture Trustee determines that the conditions for retention of the Trust Estate set forth in Section 5.05 hereof cannot be satisfied (in making any determination under this Section 5.15, the Indenture Trustee may rely upon written advice or an opinion of an Independent investment banking firm obtained and delivered as provided in Section 5.05 hereof), and the Note Insurer (if no Insurer Default has occurred) or the Holders of Notes representing at least 100% of the Note Balances of the Notes (if an Insurer Default has occurred) consent to such Sale.

     The purchase by the Indenture Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or other disposition thereof for purposes of this Section 5.15(b).

     (c) [Reserved].

     (d) In connection with a Sale of all or any portion of the Trust Estate,

          (i) any Holder or Holders of Notes may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

          (ii) the Indenture Trustee may bid for and acquire the property offered for Sale in connection with any Sale thereof, and, subject to any requirements of, and to the extent permitted by, applicable law in connection therewith, may purchase all or any portion of the Trust Estate in a private sale, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be payable to the Note Insurer and the Holders of the Notes and Holders of Certificates on the Payment Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net Sale price to be credited against such Notes, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

          (iii) the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance, prepared by the Issuing Entity and satisfactory to the Indenture Trustee, transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

          (iv) the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuing Entity to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

          (v) no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

     Section 5.16 Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee, the Note Insurer or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuing Entity or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuing Entity. Any money or property collected by the Indenture Trustee shall be applied in accordance with
Section 5.04(b) hereof.

     Section 5.17 Performance and Enforcement of Certain Obligations.

     (a) Promptly following a request from the Indenture Trustee to do so, the Issuing Entity in its capacity as holder of the Contracts, shall take all such lawful action as the Indenture Trustee may request to cause the Issuing Entity to compel or secure the performance and observance by the Seller, the Originator and the Servicer, as applicable, of each of their obligations to the Issuing Entity under or in connection with the Asset Purchase Agreement and the Servicing Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuing Entity under or in connection with the Asset Purchase Agreement and the Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, as pledgee of the Contracts, including the transmission of notices of default on the part of the Seller, the Originator or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller, the Originator or the Servicer of each of their obligations under the Asset Purchase Agreement and the Servicing Agreement.

     (b) The Indenture Trustee, as pledgee of the Contracts, may, and at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Controlling Party, shall exercise all rights, remedies, powers, privileges and claims of the Issuing Entity against the Seller, the Originator or the Servicer under or in connection with the Asset Purchase Agreement and the Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller, the Originator or the Servicer, as the case may be, of each of their obligations to the Issuing Entity thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Asset Purchase Agreement and the Servicing Agreement, as the case may be, and any right of the Issuing Entity to take such action shall not be suspended.

                                   ARTICLE VI

                              THE INDENTURE TRUSTEE

     Section 6.01 Duties of Indenture Trustee.

     (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b) Except during the continuance of an Event of Default:

          (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

          (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this
     Section 6.01;

          (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Noteholders or from the Issuing Entity, which they are entitled to give under the Basic Documents.

     (d) The Indenture Trustee shall not be liable for interest on any money received by it.

     (e) Money held in trust by the Indenture Trustee need not be segregated from other trust funds except to the extent required by law or the terms of this Indenture or the Trust Agreement.

     (f) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

     (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

     (h) The Indenture Trustee shall act in accordance with Section 6.03 of the Servicing Agreement.

     Section 6.02 Rights of Indenture Trustee.

     (a) The Indenture Trustee may conclusively rely on, and shall be fully protected from acting or refraining from acting upon, any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel.

     (c) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

     (d) The Indenture Trustee may consult with counsel, and the advice or Opinion of Counsel with respect to legal matters relating to the Basic Documents and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder or in connection herewith in good faith and in accordance with the advice or opinion of such counsel.

     (e) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder, either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed.

     (f) The Indenture Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Indenture Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall only be payable out of investment earnings pursuant to clause (vi) of the definition of "Permitted Investments."

     Section 6.03 Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuing Entity or its Affiliates with the same rights it would have if it were not Indenture Trustee, subject to the requirements of the Trust Indenture Act. Any Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12 hereof.

     Section 6.04 Indenture Trustee's Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Collateral or the Notes, it shall not be accountable for the Issuing Entity's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuing Entity in the

Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

     Section 6.05 Notice of Event of Default. Subject to Section 5.01, the Indenture Trustee shall promptly mail to each Noteholder and the Note Insurer notice of the Event of Default after it is actually known to a Responsible Officer of the Indenture Trustee, unless such Event of Default shall have been waived or cured. Except in the case of an Event of Default in payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Noteholders.

     Section 6.06 Reports by Indenture Trustee to Holders and Tax Administration. The Indenture Trustee shall deliver to each Noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns. The Indenture Trustee shall prepare and file (or cause to be prepared and filed), on behalf of the Owner Trustee or the Issuing Entity, any Form 1099 tax returns. All tax returns and information reports shall be signed by the Owner Trustee as provided in Section 5.03 of the Trust Agreement.

     Section 6.07 Compensation and Indemnity. The Indenture Trustee shall withdraw from the Note Payment Account on each Payment Date and pay to itself the Indenture Trustee Fee. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust.

     The Issuing Entity shall reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to compensation for its services. Such expenses which shall be paid solely from the Trust Estate in accordance with Section 8.02 shall include reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Issuing Entity shall indemnify the Indenture Trustee solely with payments from the Trust Estate in accordance with Section 8.02 and hold it harmless against any and all claims, taxes, penalties, losses, liabilities or expenses (including attorneys' fees and expenses) of any kind whatsoever incurred by it in connection with the administration of this Trust and the performance of its duties under any of the Basic Documents. Notwithstanding the foregoing, each of the Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee shall also be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees and expenses) incurred in the administration of its duties and responsibilities or the exercise of its rights under the Interest Rate Swap Agreement or in connection with any claim or legal action relating to the Interest Rate Swap Agreement that is the responsibility of the Noteholders as provided herein. The Indenture Trustee shall notify the Issuing Entity promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuing Entity shall not relieve the Issuing Entity of its obligations hereunder. The Issuing Entity shall defend any such claim, and the Indenture Trustee may have separate counsel and the Issuing Entity shall pay the fees and expenses of such counsel. The Issuing Entity is not obligated to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

     The Issuing Entity's payment obligations to the Indenture Trustee pursuant to this Section 6.07 shall survive the discharge of this Indenture and the termination or resignation of the

Indenture Trustee. When the Indenture Trustee incurs expenses after the occurrence of an Event of Default with respect to the Issuing Entity, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

     Section 6.08 Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time by so notifying the Issuing Entity and the Note Insurer. The Controlling Party may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuing Entity shall remove the Indenture Trustee if:

          (i) the Indenture Trustee fails to comply with Section 6.11 hereof;

          (ii) the Indenture Trustee is adjudged a bankrupt or insolvent;

          (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

          (iv) the Indenture Trustee otherwise becomes incapable of acting.

     If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuing Entity shall promptly appoint a successor Indenture Trustee acceptable to the Note Insurer.

     A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, the Note Insurer and to the Issuing Entity. Thereupon, the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

     If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuing Entity or the Controlling Party may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

     Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuing Entity's obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

     Section 6.09 Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation, without any further act, shall be the successor Indenture Trustee;

provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11 hereof. The Indenture Trustee shall provide the Rating Agencies with prior written notice of any such transaction.

     If at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture and any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and if at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

     Section 6.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

     (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee with the consent of the Note Insurer shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
6.11 hereof.

     (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

          (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

     (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

     (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 6.11 Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of "Baa3" or better by Moody's and "BBB" or better by S&P. The Indenture Trustee will provide copies of such reports to the
Note Insurer upon request. The Indenture Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA
Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuing Entity are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

     Section 6.12 Preferential Collection of Claims Against Issuing Entity. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

     Section 6.13 Representations and Warranties. The Indenture Trustee hereby represents that:

          (i) It is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

          (ii) The execution and delivery of this Indenture by it, and the performance and compliance with the terms of this Indenture by it, will not violate its charter or bylaws.

          (iii) It has the full power and authority to enter into and consummate all transactions contemplated by this Indenture has duly authorized the execution, delivery and performance of this Indenture, and has duly executed and delivered this Indenture.

          (iv) This Indenture, assuming due authorization, execution and delivery by the Issuing Entity, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

     Section 6.14 Directions to Indenture Trustee. The Indenture Trustee is hereby directed:

          (i) to accept the pledge of the Contracts and hold the assets of the Trust Estate in trust for the Noteholders;

          (ii) to authenticate and deliver the Notes substantially in the form prescribed by Exhibits A-1 and A-2 to this Indenture in accordance with the terms of this Indenture;

          (iii) to execute and enter into the Initial Auction Agent Agreement and the Insurance Agreement;

          (iv) to appoint Computershare Trust Company, Inc. as the Initial Auction Agent; and

          (v) to take all other actions as shall be required to be taken by the terms of this Indenture and the Basic Documents.

     Section 6.15 The Agents. The provisions of this Indenture relating to the limitations of the Indenture Trustee's liability and to its indemnity, rights and protections shall inure also to the Paying Agent and Note Registrar.

                                   ARTICLE VII

                         NOTEHOLDERS' LISTS AND REPORTS

     Section 7.01 Issuing Entity To Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuing Entity will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuing Entity of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished to the Indenture Trustee. The Note Registrar will furnish to the Note Insurer in writing at such times as the Note Insurer may request a copy of the list.

     Section 7.02 Preservation of Information; Communications to Noteholders.


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

     (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 hereof and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

     (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

     (c) The Issuing Entity, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

     Section 7.03 Reserved.

     Section 7.04 Reports by Indenture Trustee. If required by TIA Section 313(a), within 60 days after each January 30th beginning with March 31, 2007, the Indenture Trustee shall mail to each Noteholder and the Note Insurer as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b).

     A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission via EDGAR and each stock exchange, if any, on which the Notes are listed. The Issuing Entity shall notify the Indenture Trustee and the Note Insurer if and when the Notes are listed on any stock exchange.

     Section 7.05 Statements to Noteholders.

     (a) With respect to each Payment Date, the Indenture Trustee shall make available via the Indenture Trustee's website https://www.jpmorgan.com/sfr or deliver at the recipient's option to each Noteholder and each Certificateholder, the Depositor, the Owner Trustee, the Certificate Paying Agent, the Underwriter, the Swap Provider, the Note Insurer and each Rating Agency, a statement setting forth the following information, calculated by the Indenture Trustee based on the aggregate loan-level information provided to it by the Servicer, as to the Notes (it being understood that the Servicer shall provide the information described in clauses (iv), (v), (vi), (vii) and (viii) below in its Electronic File delivered to the Indenture Trustee), to the extent applicable:

          (i) the amount of the payment made on such Payment Date to the Holders of the Notes of each Class allocable to principal;

          (ii) the amount of the payment made on such Payment Date to the Holders of the Notes of each Class allocable to interest;

          (iii) the aggregate Servicing Fee received by the Servicer during the related Due Period and such other customary information as the Indenture Trustee deems necessary or desirable, or which a Noteholder or Certificateholder reasonably requests, to enable Noteholders and Certificateholders to prepare their tax returns;


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

          (iv) the premium paid to the Note Insurer for such Payment Date and the amount of any claim made under the Policy;

          (v) the aggregate Principal Balance of the Contracts as of the end of the related Due Period;

          (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Contract Rate of the Contracts as of the end of the related Due Period;

          (vii) the number and aggregate unpaid principal balance of Contracts
     (a) delinquent 30 to 59 days, (b) delinquent 60 to 89 days, (c) delinquent 90 or more days, in each case, as of the last day of the preceding calendar month, (d) as to which repossession or foreclosure proceedings have been commenced and (e) with respect to which the related Obligor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force;

          (viii) the aggregate amount of Principal Prepayments received during the related Prepayment Period;

          (ix) the aggregate amount of Realized Losses incurred during the related Prepayment Period and the aggregate amount of Realized Losses incurred since the Closing Date;

          (x) the aggregate Note Balance of each Class of Notes, after giving effect to the payments made on such Payment Date;

          (xi) the Interest Payment Amount in respect of the Class A Notes for such Payment Date and the Available Funds Cap Carry-Forward Amount, if any, with respect to the Class A Notes on such Payment Date;

          (xii) the Overcollateralization Target Amount for such Payment Date;

          (xiii) the Overcollateralization Amount, if any, for such Payment
     Date;

          (xiv) the respective Note Rates applicable to each Class of Notes for such Payment Date and the Available Funds Cap Carry-Forward Amount for each Class of Notes, if any, for such Payment Date; and

          (xv) the amount of such distribution to the Trust Certificate.

     Items (i) through (iii) above shall be presented on the basis of a Note having a $1,000 denomination. In addition, by January 31st of each calendar year following any year during which the Notes are outstanding, the Indenture Trustee shall furnish a report to each Noteholder and the Note Insurer of record if so requested in writing at any time during each calendar year as to the aggregate of amounts reported pursuant to (i) through (iii) with respect to the Notes for such calendar year.


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

     (b) The Indenture Trustee may conclusively rely upon the Electronic File provided by the Servicer pursuant to Section 4.01 of the Servicing Agreement in its preparation of its Statement to Noteholders.

                                  ARTICLE VIII

                      ACCOUNTS, DISBURSEMENTS AND RELEASES

     Section 8.01 Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

     Section 8.02 Payments on the Notes. (a) On each Payment Date, the Indenture Trustee shall withdraw from the Note Payment Account an amount equal to the Amount Available for such Payment Date and pay the following amounts, in the following order of priority:

          (i) to the Indenture Trustee, the Indenture Trustee Fee, to the Auction Agent, any Auction Agent Fees, to the Calculation Agent, any Calculation Agent Fees and to the Broker-Dealer, any Broker-Dealer fees for such Payment Date;

          (ii) to the Swap Provider, any Net Swap Payment or any Swap Termination Payment (not triggered by a Swap Provider Trigger Event) owed to the Swap Provider pursuant to the Interest Rate Swap Agreement;

          (iii) to the Note Insurer, the amount of the premium for the Policy, and any unpaid premium with interest thereon at the Late Payment Rate;

          (iv) to the Custodian, the Custodian Fee, and to the Indenture Trustee any indemnities and reimbursements (such indemnities and reimbursements collectively referred to as "amounts") (such amounts subject to a cap of $100,000 per annum) due and unpaid to the Indenture Trustee;

          (v) concurrently, to each Class of Class A Notes, the related Interest Payment Amount for such Payment Date, pro rata based on the Interest Payment Amount each Class is entitled to receive, with any shortfall in the Amount Available being allocated pro rata on that basis;

          (vi) to the Class A Notes, the Principal Payment Amount for such Payment Date sequentially in the following order of priority:


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

               (A) to the Class A-1 Notes, until the Note Balance of the Class A-1 Notes has been reduced to zero; and

               (B) to the Class A-2 Notes, until the Note Balance of the Class A-2 Notes has been reduced to zero;

          (vii) to the Note Insurer, to reimburse it for draws made on the Policy, with interest thereon at the Late Payment Rate and any other amounts owed to the Note Insurer pursuant to the Insurance Agreement;

          (viii) to the Class A-1 and Class A-2 Notes, in that order, the related Available Funds Cap Carry-Forward Amount for that Payment Date;

          (ix) to the Indenture Trustee, any amounts incurred in excess of the amount set forth in clause (iv) above, without regard to the annual cap on such amounts;

          (x) to the Owner Trustee for expenses incurred in connection with the Trust Agreement;

          (xi) to the Auction Agent and Broker-Dealer any indemnification amounts owed to them under the Auction Agent Agreement or the applicable Broker-Dealer Agreement;

          (xii) to the Swap Provider, any Swap Termination Payment triggered by a Swap Provider Trigger Event; and

          (xiii) any remaining amounts to the Certificate Paying Agent for payment to Holders of the Trust Certificate.

     Draws, if any, on the Policy for a Payment Date will be paid to the Holders of the Notes only, in respect of interest or principal, as applicable, in accordance with the priorities set forth above.

     Notwithstanding the prioritization of the payment of the Principal Payment Amount pursuant to clause (vi) above, if the aggregate Note Balance of the Class A Notes exceeds the Pool Principal Balance for that Payment Date (after application of all payments on the Notes on such Payment Date, including any amounts paid by the Note Insurer), the payment pursuant to clause (vi) above will be made pro rata based on the Note Balances of the Class A Notes.

     (b) Pursuant to Section 3.05 of the Servicing Agreement, funds in the Note Payment Account shall remain uninvested unless the Indenture Trustee is otherwise directed by the Servicer in accordance with Section 3.05 of the Servicing Agreement.

     (c) Each payment with respect to a Book-Entry Note shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such payment to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such payment to the Note Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or


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

"indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Note Owners that it represents. None of the Indenture Trustee, the Note Registrar, the Paying Agent, the Depositor or the Servicer shall have any responsibility therefor except as otherwise provided by this Indenture or applicable law.

     (d) On each Payment Date, the Certificate Paying Agent shall deposit in the Certificate Distribution Account all amounts it received pursuant to this
Section 8.02 for the purpose of distributing such funds pursuant to the Trust Agreement.

     (e) Any installment of interest or principal, if any, payable on any Note that is punctually paid or duly provided for by the Issuing Entity on the applicable Payment Date shall, if such Holder shall have so requested at least five Business Days prior to the related Record Date, be paid to each Holder of record on the preceding Record Date, by wire transfer to an account specified in writing by such Holder reasonably satisfactory to the Indenture Trustee as of the preceding Record Date or in all other cases or if no such instructions have been delivered to the Indenture Trustee, by check to such Noteholder mailed to such Holder's address as it appears in the Note Register in the amount required to be paid to such Holder on such Payment Date pursuant to such Holder's Notes; provided, however, that the Indenture Trustee shall not pay to such Holders any amount required to be withheld from a payment to such Holder by the Code.

     (f) The Note Balance of each Note shall be due and payable in full on the Final Stated Maturity Date for such Note as provided in the forms of Notes set forth in Exhibits A-1 and A-2 to this Indenture. All principal payments on the Notes shall be made to the Noteholders entitled thereto in accordance with the Percentage Interests represented by such Notes. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Final Stated Maturity Date or other final Payment Date (including any final Payment Date resulting from any redemption pursuant to Section 8.07 hereof). Such notice shall to the extent practicable be mailed no later than five Business Days prior to such Final Stated Maturity Date or other final Payment Date and shall specify that payment of the principal amount and any interest due with respect to such Note at the Final Stated Maturity Date or other final Payment Date will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for such final payment. No interest shall accrue on the Notes on or after the Final Stated Maturity Date or any such other final Payment Date.

     Section 8.03 Officer's Certificate. Except in the case of releases of documents to the Servicer pursuant to Section 3.11 of the Servicing Agreement, the Indenture Trustee shall receive at least seven Business Days' notice when requested by the Issuing Entity to take any action pursuant to Section 8.05(a) hereof, accompanied by copies of any instruments to be executed, and the Indenture Trustee shall also require, as a condition to such action, an Officer's Certificate, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with.

     Section 8.04 Termination Upon Distribution to Noteholders. This Indenture and the respective obligations and responsibilities of the Issuing Entity and the Indenture Trustee created hereby shall terminate upon the payment to Noteholders, the Certificate Paying Agent on behalf


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

of the Owner Trustee, the Certificateholders and the Indenture Trustee of all amounts required to be paid pursuant to Section 8.02(a) or Section 8.07 hereof; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     Section 8.05 Release of Trust Estate.

     (a) Subject to the payment of its fees, expenses and indemnities, the Indenture Trustee may, and when required by the provisions of this Indenture or at the Controlling Party's direction shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture, including for the purposes of any repossession by the Servicer of a Contract pursuant to Section 3.11 of the Servicing Agreement. No party relying upon an instrument executed by the Indenture Trustee as provided in Article VIII hereunder shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent, or see to the application of any monies.

     (b) The Indenture Trustee shall, at such time as (i) there are no Notes Outstanding and (ii) all sums due to the Indenture Trustee pursuant to this Indenture and all sums due the Note Insurer under the Insurance Agreement (upon receipt of notice of payment of such sums to the Note Insurer) have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture.

     (c) The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.05 only upon receipt of a request from the Issuing Entity accompanied by an Officers' Certificate and an Opinion of Counsel stating that all applicable requirements have been satisfied, except releases to the Servicer pursuant to Section 3.11 of the Servicing Agreement.

     Section 8.06 Surrender of Notes Upon Final Payment. By acceptance of any Note, the Holder thereof agrees to surrender such Note to the Indenture Trustee promptly, prior to such Noteholder's receipt of the final payment thereon.

     Section 8.07 Optional Redemption of the Notes; Auction.

     (a) (1) The Servicer, pursuant to Section 3.17 of the Servicing Agreement, shall have the option to purchase all outstanding Contracts, effecting a redemption of the Notes, in whole, but not in part, on any Payment Date on or after the Payment Date on which the Pool Principal Balance is less than or equal to 20% of the Cut-off Date Pool Balance. The aggregate redemption price for the Notes will be equal to the Redemption Price as defined under
     Section 3.17 of the Servicing Agreement, and shall be subject to the limitations set forth in such Section 3.17.

          (2) In addition, on any Payment Date occurring after August 2009, if the Note Balance of the Class A-1 notes has been reduced to zero, the Issuing Entity may redeem the Class A-2 Notes, and the Holders of the Class A-2 Notes must surrender their Notes in exchange for the redemption price equal to the Outstanding Principal Balance of such


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

     Notes plus all accrued and unpaid interest thereon (the "Class A-2 Call Price"). No such optional redemption may be effected unless all amounts due and unpaid to the Swap Provider (including any Swap Termination Payments) are paid in full, and no optional redemption may be effected without the
     Note Insurer's consent unless (i) all amounts due and unpaid to the Note Insurer are paid in full and (ii) it would not result in a draw on the policy. In addition, it will be a condition precedent to the exercise of the optional redemption as described in this Section 8.07(a)(2) that the
     Note Insurer will have received the Insurer Call Premium (as described in the Premium Letter) if any is then due and owing pursuant to the Premium Letter.

     (b) Following receipt of notice pursuant to Section 3.17(b) of the Servicing Agreement or of a written notice from the Issuing Entity of its election to redeem the Class A-2 Notes pursuant to Section 8.07(a)(2) above, the Indenture Trustee shall provide notice to the Noteholders of the final payment on the Notes. After receipt of the Redemption Price from the Servicer pursuant to Section 3.17 of the Servicing Agreement or of the Class A-2 Call Price from the Issuing Entity, as the case may be, the Indenture Trustee shall deposit the Redemption Price or the Class A-2 Call Price into the Note Payment Account and shall, on the Payment Date after receipt of the funds, apply such funds to make final payments of principal and interest on the Notes in accordance with Section 8.02(a) hereof and payment in full to the Indenture Trustee, and this Indenture shall be discharged subject to the provisions of Section 4.10 hereof. If for any reason the amount deposited by the Servicer or the Issuing Entity, as applicable, is not sufficient to make such redemption or such redemption cannot be completed for any reason, the amount so deposited by the Servicer with the Indenture Trustee shall be immediately returned to the Servicer in full and shall not be used for any other purpose or be deemed to be part of the Trust Estate.

     Section 8.08 [Reserved].

     Section 8.09 Interest Rate Swap Agreement. On each Payment Date for which the Indenture Trustee has received a payment under the Interest Rate Swap Agreement, the Indenture Trustee shall pay such amounts pursuant to the priorities provided in Section 8.02. On each Payment Date, the Indenture Trustee shall pay in accordance with the monthly report furnished by it with respect to such Payment Date, pursuant to Section 7.05 in the order of priority and to the extent specified in Section 8.02 of this Indenture, any payments made by the Swap Provider to the Indenture Trustee on behalf of the Trust for such Payment Date with respect to the Interest Rate Swap Agreement. The Indenture Trustee shall pay all Net Swap Payments due to the Swap Provider from funds in the Payment Account on the date when such payments are due to be paid pursuant to the Interest Rate Swap Agreement.

     Section 8.10 Rights of the Swap Provider. The Swap Provider shall be deemed a third-party beneficiary of this Indenture to the same extent as if it were a party hereto and shall have the right to enforce all obligations of the parties to this Indenture, which obligations include but are not limited to the obligation of the Indenture Trustee (a) to pay to the Swap Provider, pursuant to the priorities provided in Section 8.02, any Net Swap Payment required pursuant to the Interest Rate Swap Agreement and any Swap Termination Payment required pursuant to the Interest Rate Swap Agreement, (b) to establish and maintain the Note Payment Account, to make such deposits thereto, investments therein and payments therefrom. For the protection and


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

enforcement of the provisions of this Section, the Swap Provider shall be entitled to such relief as can be given either at law or in equity.

     Section 8.11 Policy Payments.

     (a) If the Indenture Trustee determines that an Insured Amount to be covered by the Policy will exist for the related Payment Date, the Indenture Trustee shall complete the notice in the form of Exhibit A to the Policy (the "Notice") and submit such Notice in accordance with the Policy to the Note Insurer no later than 12:00 P.M., New York City time, on the second Business Day immediately preceding such Payment Date, as a claim for the amount of such Insured Amount.

     (b) Upon receipt of an Insured Amount from the Note Insurer on behalf of the Holders of the Notes, the Indenture Trustee shall deposit such Insured Amount in the Note Payment Account and distribute such amount only for purposes of payment to the Notes of the Insured Amount for which a claim was made and such amount may not be applied to satisfy any costs, expenses or liabilities of the Seller, the Depositor, the Indenture Trustee, the Custodian, the Auction Agent or the Broker Dealer. Amounts paid under the Policy, to the extent needed to pay the Insured Amount, shall be disbursed from the Note Payment Account by the Indenture Trustee to the Holders of the Notes in accordance with Section
8.02. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay other distributions to the Holders of the Notes with other funds available to make such payment. However, the amount of any payment of principal or of interest on the Notes to be paid from funds included in Insured Amounts shall be noted as provided in paragraph (d) below and in the statement to be furnished to Holders of the Notes pursuant to Section 7.05. Any Insured Amount remaining in the Note Payment Account on the first Business Day following the later of (i) the related Payment Date or (ii) the date received by the Indenture Trustee, shall be returned to the Note Insurer pursuant to the written instructions of the Note Insurer by the end of such Business Day.

     (c) The Note Insurer's obligations under the Policy with respect to Insured Payments will be discharged to the extent funds are transferred to the Indenture Trustee as provided in the Policy, whether or not the funds are properly applied by the Indenture Trustee.

     (d) The Indenture Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of the Notes from moneys received under the Policy. The Note Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Indenture Trustee.

     (e) In the event that a Responsible Officer of the Indenture Trustee has received a certified copy of an order of the appropriate court that any Insured Amount has been voided in whole or in part as a preference payment under applicable bankruptcy law, the Indenture Trustee shall so notify the Note Insurer, shall comply with the provisions of the Policy to obtain payment by the
Note Insurer of the related Preference Amount, and shall, at the time it provides notice to the Note Insurer, notify, by mail, the Holders of the Notes that, in the event any Holder's Insured Amount is so recovered, such Holder of a Note will be entitled to payment pursuant to the Policy, a copy of which shall be made available through the Indenture Trustee or the Note


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

Insurer, and the Indenture Trustee shall furnish to the Note Insurer, a copy of its records evidencing the payments which have been made by the Indenture Trustee and subsequently recovered from the Holders of the Notes, and dates on which such payments were made. Preference Amounts paid under the Policy shall be disbursed to the Holders of the Notes by the Indenture Trustee.

     (f) The Indenture Trustee shall promptly notify the Note Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Indenture Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Notes. Each Holder of a Note, by its purchase of such Note, the Depositor and the Indenture Trustee agree that the Note Insurer (so long as no Note Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Note Insurer shall be subrogated to, and each Holder of a Note and the Indenture Trustee hereby delegates and assigns to the Note Insurer, to the fullest extent permitted by law, the rights of the Indenture Trustee and each Holder of a Note in the conduct of any such Preference Claim, including, without limitation, all rights of any party to any adversary proceeding or action with respect to any court order issued in connection with any such Preference Claim.

     (g) The Indenture Trustee shall, upon retirement of the Notes, furnish to the Note Insurer a notice of such retirement, and, upon retirement of the Notes and the expiration of the term of the Policy, surrender the Policy to the Note Insurer for cancellation.

     (h) The Indenture Trustee will hold the Policy in trust as agent for the Holders of the Notes for the purpose of making claims thereon and distributing the proceeds thereof. Neither the Policy nor the amounts paid on the Policy will constitute part of the Trust Estate created by this Indenture. Each Holder of the Notes, by accepting its Notes, appoints the Indenture Trustee as attorney in fact for the purpose of making claims on the Policy.

     (i) Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on the Notes which is made with moneys received pursuant to the terms of the Policy shall not be considered payment of the Notes from the Trust Estate. The Depositor and the Indenture Trustee acknowledge, and each Holder by its acceptance of a Note agrees, that without the need for any further action on the part of the Note Insurer, the Depositor or the Indenture Trustee (a) to the extent the Note Insurer makes payments, directly or indirectly, on account of principal of or interest on the Notes to the Holders of such Notes, the Note Insurer will be fully subrogated to, and each Holder of a Note and the Indenture Trustee hereby delegate and assign to the Note Insurer, to the fullest extent permitted by law, the rights of such Holders to receive such principal and interest from the Trust Estate, and (b) the Note Insurer shall be paid such amounts from the sources and in the manner provided herein for the payment of such amounts and as provided in this Indenture. The Indenture Trustee shall cooperate in all respects with any reasonable request by the Note Insurer for action to preserve or enforce the
Note Insurer's rights or interests under this Indenture without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

     (j) By accepting its Note, each Holder of a Note agrees that, unless a Note Insurer Default exists, the Note Insurer shall be deemed to be the Holder of the Note for all purposes (other than with respect to the receipt of payment on the Notes) and shall have the right to exercise all rights (including, without limitation, Voting Rights) of the Holders of the Notes under this Indenture and under the Notes without any further consent of the Holders of the Notes. All notices, statement reports or opinions required by this Indenture to be sent to any Holders of Notes shall also be sent to the Note Insurer.

     Section 8.12 Rights of the Note Insurer.

     (a) The Note Insurer is an express third-party beneficiary of this Indenture. The Indenture Trustee shall provide to the Note Insurer copies of any report, notice, Opinion of Counsel, Officers' Certificate, request for consent or request for amendment to any document related hereto promptly upon the Indenture Trustee's production or receipt thereof, but only to the extent that such item is required to be delivered to the Note Insurer hereunder.

     (b) Unless a Note Insurer Default exists, there shall be no amendment to this Indenture without first having obtained the prior written consent of the
Note Insurer and the Note Insurer shall have the right to exercise all rights of the Controlling Party.

                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

     Section 9.01 Supplemental Indentures Without Consent of Noteholders.

     (a) Without the consent of the Holders of any Notes but with prior notice to the Rating Agencies and with the consent of the Note Insurer, which consent shall not be unreasonably withheld or delayed, the Issuing Entity and the Indenture Trustee, when authorized by an Issuing Entity Request, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

          (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

          (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuing Entity, and the assumption by any such successor of the covenants of the Issuing Entity herein and in the Notes contained;

          (iii) to add to the covenants of the Issuing Entity, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuing Entity;

          (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;


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

          (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture;

          (vi) to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action (as evidenced by either (i) an Opinion of Counsel delivered to the Servicer and the Indenture Trustee or (ii) confirmation from the Rating Agencies that such amendment will not result in the reduction or withdrawal of the rating of any Class of Notes) shall not materially and adversely affect the interests of the Holders of the Notes;

          (vii) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI hereof; or

          (viii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

provided, however, that no such indenture supplements shall be entered into unless the Indenture Trustee shall have received an Opinion of Counsel as to the enforceability of any such indenture supplement and to the effect that (i) such indenture supplement is permitted hereunder and (ii) entering into such indenture supplement will not result in a "substantial modification" of the Notes under Treasury Regulation Section 1.1001-3 or adversely affect the status of the Notes as indebtedness for federal income tax purposes.

     The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

     (b) The Issuing Entity and the Indenture Trustee, when authorized by an Issuing Entity Request, may, also without the consent of any of the Holders of the Notes and prior notice to the Rating Agencies and with the consent of the
Note Insurer, which consent shall not be unreasonably withheld or delayed, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that such action as evidenced by an Opinion of Counsel, (i) is permitted by this Indenture, and shall not (ii) adversely affect in any material respect the interests of any Noteholder (which may be evidenced by confirmation from the Rating Agencies that such amendment will not result in the reduction or withdrawal of the rating of any Class of Notes) or (iii) if 100% of the Certificates are not owned by Origen REIT or a direct or indirect qualified REIT subsidiary of Origen REIT, cause the Issuing Entity to be subject to an entity level tax for federal income tax purposes.

     Section 9.02 Supplemental Indentures With Consent of Noteholders and Note Insurer. The Issuing Entity and the Indenture Trustee, when authorized by an Issuing Entity Request, also may, with prior notice to the Rating Agencies and, with the consent of the Note Insurer and Holders of not less than a majority of the Note Balance of each Class of Notes affected thereby, by Act (as defined in Section 10.03 hereof) of such Holders delivered to the Issuing Entity and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby:

          (i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

          (ii) reduce the percentage of the Note Balances of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

          (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding" or modify or alter the exception in the definition of the term "Holder";

          (iv) reduce the percentage of the Note Balances of the Notes required to direct the Indenture Trustee to direct the Issuing Entity to sell or liquidate the Trust Estate pursuant to Section 5.04 hereof;

          (v) modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Note affected thereby;

          (vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

          (vii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture;

and provided, further, that such action shall not, as evidenced by an Opinion of Counsel, cause the Issuing Entity (if 100% of the Certificates are not owned by Origen REIT or a direct or indirect qualified REIT subsidiary of Origen REIT) to be subject to an entity level tax.

     Any such action shall not (as evidenced by either (i) an Opinion of Counsel delivered to the Servicer, the Note Insurer and the Indenture Trustee or (ii) confirmation from the Rating Agencies that such amendment will not result in the reduction or withdrawal of the rating of any Class of Notes) adversely affect in any material respect the interest of any Holder (other than a Holder who shall consent to such supplemental indenture).

     It shall not be necessary for any Act of Noteholders under this Section
9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     Promptly after the execution by the Issuing Entity and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates and the Note Insurer a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     Section 9.03 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02 hereof, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of the supplemental indenture is authorized or permitted under the Indenture and all conditions precedent under the Indenture to the execution of such supplemental indenture have been met. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

     Section 9.04 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuing Entity and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     Section 9.05 Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

     Section 9.06 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuing Entity or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuing Entity, to any such supplemental indenture may be prepared and executed by the Issuing Entity and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

                                    ARTICLE X

                                  MISCELLANEOUS

     Section 10.01 Compliance Certificates and Opinions, etc.

     (a) Upon any application or request by the Issuing Entity to the Indenture Trustee to take any action under any provision of this Indenture, the Issuing Entity shall furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with;

          (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with; and

          (v) if the signatory of such certificate or opinion is required to be Independent, the statement required by the definition of the term "Independent Certificate."

          (b) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuing Entity shall, in addition to any obligation imposed in Section 10.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee and the Note Insurer an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days prior to such deposit) to the Issuing Entity of the Collateral or other property or securities to be so deposited and a report from a nationally recognized accounting firm verifying such value.

          (ii) Whenever the Issuing Entity is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuing Entity shall also deliver to the Indenture Trustee and the Note Insurer an Independent Certificate from a nationally recognized accounting firm as to the same matters, if the fair value of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then current fiscal year of the Issuing Entity, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Note Balances of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Note Balances of the Notes.

          (iii) Whenever any property or securities are to be released from the lien of this Indenture, the Issuing Entity shall also furnish to the Indenture Trustee and the Note Insurer an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days prior to such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

          (iv) Whenever the Issuing Entity is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuing Entity shall also furnish to the Indenture Trustee and the Note Insurer an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Note Balances of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Note Balances of the Notes.

     Section 10.02 Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Authorized Officer of the Issuing Entity may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Seller or the Issuing Entity, stating that the information with respect to such factual matters is in the possession of the Seller or the Issuing Entity, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuing Entity shall deliver any document as a condition of the granting of such application, or as evidence of the Issuing Entity's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuing Entity to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

     Section 10.03 Acts of Noteholders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuing Entity. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01 hereof) conclusive in favor of the Indenture Trustee and the Issuing Entity, if made in the manner provided in this Section 10.03 hereof.

     (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

     (c) The ownership of Notes shall be proved by the Note Registrar.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuing Entity in reliance thereon, whether or not notation of such action is made upon such Note.

     Section 10.04 Notices etc., to Indenture Trustee Issuing Entity and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

          (i) the Indenture Trustee by any Noteholder or by the Issuing Entity shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at the Corporate Trust Office. The Indenture Trustee shall promptly transmit any notice received by it from the Noteholders to the Issuing Entity; or

          (ii) the Issuing Entity by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuing Entity addressed to: Origen Manufactured Housing Contract Trust 2006-A, in care of Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, or at any other address previously furnished in writing to the Indenture Trustee by the Issuing Entity. The Issuing Entity shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

     Notices required to be given to the Rating Agencies by the Issuing Entity, the Indenture Trustee or the Owner Trustee shall be in writing, mailed first-class postage pre-paid or electronically delivered, to (i) in the case of Moody's, at the following address: Moody's Investors Service, Inc., Residential Mortgage Monitoring Department, 99 Church Street, New York, New York 10007 and
(ii) in the case of S&P, to Standard & Poor's via electronic delivery at Servicer_reports@sandp.com (or if electronic delivery is not available at: 55 Water Street, 41st Floor, New York, New York 10041, Attn: ABS Surveillance Group), or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

     Section 10.05 Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Person's address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

     Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

     Section 10.06 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

     The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

     Section 10.07 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     Section 10.08 Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuing Entity shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

     Section 10.09 Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 10.10 Third Party Beneficiaries. Each of the Owner Trustee and the
Note Insurer shall be an express third-party beneficiary of this Indenture and shall be entitled to enforce the provisions hereof to the same extent as if each of the Owner Trustee and the Note Insurer was a party hereto.

     Section 10.11 Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

     Section 10.12 GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 10.13 Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 10.14 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuing Entity and at its expense accompanied by an Opinion of Counsel at its expense (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

     Section 10.15 Issuing Entity Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuing Entity or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuing Entity, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuing Entity hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

     Section 10.16 No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time prior to one year from the date of termination hereof, institute against the Depositor or the Issuing Entity, or join in any institution against the Depositor or the Issuing Entity of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents, except for filing proofs of claim.

     Section 10.17 Inspection. The Issuing Entity agrees that, at its expense, on reasonable prior notice, it shall permit any representative of the Indenture Trustee and the Note Insurer, during the Issuing Entity's normal business hours, to examine all the books of account, records, reports and other papers of the Issuing Entity, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuing Entity's affairs, finances and accounts with the Issuing Entity's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

     Section 10.18 No Recourse to Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of Origen Manufactured Housing Contract Trust 2006-A, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuing Entity, (c) nothing herein contained shall be construed as creating any liability of Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuing Entity or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuing Entity under this Indenture or any other related documents.

     Section 10.19 Proofs of Claim. The Indenture Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Issuing Entity (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Indenture Trustee, as administrative expenses associated with any such proceeding, and, in the event that the Indenture Trustee shall consent to the making of such payments directly to the Noteholder to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due to the Indenture Trustee under Section 6.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due the Indenture Trustee under Section 6.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Noteholders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Noteholder of the rights of any Noteholder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

     Section 10.20 Rights of the Note Insurer. All rights of the Note Insurer hereunder to consent to or direct actions and matters shall not apply while a
Note Insurer Default is in effect.

     IN WITNESS WHEREOF, the Issuing Entity and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                        ORIGEN MANUFACTURED HOUSING CONTRACT
                                        TRUST 2006-A, as Issuing Entity

                                        By: Wilmington Trust Company, not in its
                                        individual capacity but solely as Owner
                                        Trustee


                                        By: /s/ Mary Kay Pupillo
                                            ------------------------------------
                                        Name: Mary Kay Pupillo
                                        Title: Assistant Vice President


                                        JPMORGAN CHASE BANK, NATIONAL
                                        ASSOCIATION, as Indenture Trustee


                                        By: /s/ Keith Richardson
                                            ------------------------------------
                                        Name: Keith Richardson
                                        Title: Attorney-In-Fact

                   (Signature Page to Origen 2006-A Indenture)

STATE OF ILLINOIS     )
                      ) ss.:
CITY/COUNTY OF COOK   )

     On this 22nd day of August, 2006, before me personally appeared Mary Kay Pupillo to me known, who being by me duly sworn, did depose and say, that he is an AVP of the Indenture Trustee, one of the corporations described in and which executed the above instrument; and that he signed his name thereto by like order.

                                        Notary Public


                                        /s/ Susanne M. Gula
                                        ----------------------------------------
                                        NOTARY PUBLIC

My Commission Expires November 21, 2007

[NOTARIAL SEAL]

Susanne M Gula
Notary Public - State of Delaware
My Comm. Expires on Nov. 21, 2007

STATE OF DELAWARE           )
                            ) ss.:
CITY/COUNTY OF NEW CASTLE   )

     On this 22nd day of August, 2006, before me personally appeared Keith Richardson to me known, who being by me duly sworn, did depose and say, that such person is a Attorney-In-Fact of the Owner Trustee on behalf of Origen Manufactured Housing Contract Trust 2006-A, a Delaware statutory trust, one of the entities described in and which executed the above instrument; and that she signed her name thereto by like order.

                                        Notary Public


                                        /s/ Susie Moy
                                        ----------------------------------------
                                        NOTARY PUBLIC

My Commission Expires July 5, 2010

[NOTARIAL SEAL]

Official Seal
Susie Moy
Notary Public - State of Illinois
My Commission Expires: 07/05/10

                                   EXHIBIT A-1

                             FORM OF CLASS A-1 NOTES

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE INDENTURE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS NOTE OR BENEFICIAL OWNER OF ANY INTEREST HEREIN WILL BE DEEMED TO REPRESENT TO ONE OF THE REPRESENTATIONS CONTAINED IN SECTION 4.15 OF THE INDENTURE.

THIS NOTE IS A NON-RECOURSE OBLIGATION OF THE ISSUING ENTITY, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUING ENTITY IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE.

PRINCIPAL OF THIS NOTE IS PAYABLE OVER TIME AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING NOTE BALANCE OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.


                                     A-1-1

                   ORIGEN MANUFACTURED HOUSING CONTRACT TRUST
                       COLLATERALIZED NOTES, SERIES 2006-A
                                    CLASS A-1

AGGREGATE NOTE BALANCE:              NOTE RATE: [___]% (Subject to
$_________________________________   Available Funds Rate)

INITIAL NOTE BALANCE OF THIS BOND:   BOND NO. 1
$_________________________________

PERCENTAGE INTEREST: 100%            CUSIP NO. [___]

     Origen Manufactured Housing Contract Trust 2006-A (the "Issuing Entity"), a Delaware statutory trust, for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of ($) in monthly installments on the fifteenth day of each month or, if such day is not a Business Day, the next succeeding Business Day (each a "Payment Date"), commencing in September 2006 and ending on or before the Payment Date occurring on the Final Stated Maturity Date and to pay interest on the Note Balance of this Note (this "Note") outstanding from time to time as provided below.

     This Note is one of a duly authorized issue of the Origen Manufactured Housing Contract Trust Collateralized Notes, Series 2006-A (the "Notes"), issued under an Indenture dated as of August 1, 2006 (the "Indenture"), between the Issuing Entity and JPMorgan Chase Bank, National Association, as indenture trustee (the "Indenture Trustee", which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuing Entity, the Indenture Trustee, the Owner Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Payments of principal and interest on this Note will be made on each Payment Date to the Noteholder of record as of the related Record Date. The "Note Balance" of a Note as of any date of determination is equal to the initial Note Balance thereof, reduced by the aggregate of all amounts previously paid with respect to such Note on account of principal on all prior Payment Dates.

     The principal of, and interest on, this Note are due and payable as described in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuing Entity with respect to this Note shall be equal to this Note's pro rata share of the aggregate payments on all Class A-1 Notes as described above, and shall be applied as between interest and principal as provided in the Indenture.


                                     A-1-2

     All principal and interest accrued on the Notes, if not previously paid, will become finally due and payable at the Final Stated Maturity Date.

     The Notes are subject to redemption in whole, but not in part, by the Servicer on any Payment Date on or after the Payment Date on which the Pool Principal Balance is less than or equal to 20% of the aggregate Principal Balance of the Contracts as of Cut-off Date.

     The Issuing Entity shall not be liable upon the indebtedness evidenced by the Notes except to the extent of amounts available from the Trust Estate which constitute security for the payment of the Notes. The assets included in the Trust Estate will be the sole source of payments on the Notes, and each Holder hereof, by its acceptance of this Note, agrees that (i) such Note will be limited in right of payment to amounts available from the Trust Estate as provided in the Indenture and (ii) such Holder shall have no recourse to the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Seller, the Originator, the Servicer or any of their respective affiliates, or to the assets of any of the foregoing entities, except the assets of the Issuing Entity pledged to secure the Notes pursuant to the Indenture and the rights conveyed to the Issuing Entity under the Indenture.

     Any payment of principal or interest payable on this Note shall be paid to the Person in whose name such Note is registered at the close of business on the Record Date for such Payment Date by wire transfer to an account in the United States designated by such Holder, except for the final installment of principal and interest payable with respect to such Note, which shall be payable as provided below. Notwithstanding the foregoing, upon written request with appropriate instructions by the Holder of this Note delivered to the Indenture Trustee at least five Business Days prior to the Record Date, any payment of principal or interest, other than the final installment of principal or interest, shall be made by check mailed to such person's address as it appears in the Note Register on such Record Date. All reductions in the Note Balance of a Note (or one or more predecessor Notes) effected by payments of principal made on any Payment Date shall be binding upon all Holders of this Note and of any note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. The final payment of this Note shall be payable upon presentation and surrender thereof on or after the Payment Date thereof at the Corporate Trust Office or the office or agency of the Issuing Entity maintained by it for such purpose pursuant to
Section 3.02 of the Indenture.

     Subject to the foregoing provisions, each Note delivered under the Indenture, upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the right to unpaid principal and interest that were carried by such other Note.

     If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Notes, the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the payment of the entire unpaid Note Balance of the Notes, the amount payable to the Holder of this Note will be equal to the sum of the unpaid Note Balance of the Notes, together with accrued and unpaid interest thereon as described in the Indenture. The Indenture provides that, notwithstanding the acceleration of the maturity of the Notes, under certain circumstances specified therein, all amounts collected as proceeds of the Trust Estate securing the Notes or


                                     A-1-3
otherwise shall continue to be applied to payments of principal of and interest on the Notes as if they had not been declared due and payable.

     The Holder of this Note or Beneficial Owner of any interest herein is deemed to represent that either (1) it is not acquiring this Note with Plan Assets or (2) (A) the acquisition, holding and transfer of this Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code and (B) this Note is rated investment grade or better and such person believes that this Note is properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat this Note. Alternatively, regardless of the rating of this Note, such person may provide the Indenture Trustee and the Owner Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuing Entity, the Seller, the Originator, any Underwriter, the Owner Trustee, the Indenture Trustee, the Servicer or any successor servicer which opines that the acquisition, holding and transfer of this Note or interest herein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuing Entity, the Seller, the Originator, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Servicer or any successor servicer to any obligation in addition to those undertaken in the Indenture.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Issuing Entity. Upon surrender for registration of transfer of, or presentation of a written instrument of transfer for, this Note at the office or agency designated by the Issuing Entity pursuant to the Indenture, accompanied by proper instruments of assignment in form satisfactory to the Indenture Trustee, one or more new Notes of any authorized denominations and of a like aggregate initial Note Balance, will be issued to the designated transferee or transferees.

     Prior to the due presentment for registration of transfer of this Note, the Issuing Entity, the Note Insurer, the Indenture Trustee and any agent of the Issuing Entity, the Note Insurer or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner of such Note (i) on the applicable Record Date for the purpose of making payments and interest of such Note and (ii) on any other date for all other purposes whatsoever, as the owner hereof, whether or not this Note be overdue, and neither the Issuing Entity, the
Note Insurer, the Indenture Trustee nor any such agent of the Issuing Entity, the Note Insurer or the Indenture Trustee shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuing Entity and the rights of the Holders of the Notes under the Indenture at any time by the Issuing Entity with the consent of the Note Insurer and the Holders of a majority of all Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the aggregate Note Balance of the Notes on behalf of the Holders of all the Notes, to waive any past Default under the Indenture and its consequences. Any such waiver by the Holder, at the time of the giving thereof, of this Note (or any one or more predecessor Notes) shall bind the Holder of every Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon such Note. The Indenture also permits the Issuing Entity and the Indenture Trustee to amend or waive


                                     A-1-4
certain terms and conditions set forth in the Indenture without the consent of the Holders of the Notes issued thereunder.

     Initially, this Note will be registered in the name of Cede & Co. as nominee of DTC, acting in its capacity as the Depository for this Note. This Note will be delivered by the clearing agency in denominations as provided in the Indenture and subject to certain limitations therein set forth. This Note is exchangeable for a like aggregate initial Note Balance of Notes of different authorized denominations, as requested by the Holder surrendering same.

     Unless the Certificate of Authentication hereon has been executed by the Indenture Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     AS PROVIDED IN THE INDENTURE, THIS NOTE AND THE INDENTURE CREATING THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.


                                     A-1-5

     IN WITNESS WHEREOF, the Issuing Entity has caused this instrument to be duly executed by Wilmington Trust Company not in its individual capacity but solely as Owner Trustee.

Dated: August __, 2006

                                        ORIGEN MANUFACTURED HOUSING CONTRACT
                                        TRUST 2006-A

                                        BY: WILMINGTON TRUST COMPANY not in its
                                        individual capacity but solely in its
                                        capacity as Owner Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Signatory

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Notes referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION as Indenture Trustee


By:
    ---------------------------------
    Authorized Signatory


                                     A-1-6

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of the Note, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM           -- as tenants in common

          TEN ENT           -- as tenants by the entireties

          JT TEN            -- as joint tenants with right of survivorship and
                               not as tenants in common

          UNIF GIFT MIN ACT ________ Custodian
                            ___________________________________
                                 (Cust)                 (Minor)

                            under Uniform Gifts to Minor Act
                            ____________________________

                                                                         (State)

    Additional abbreviations may also be used though not in the above list.


                                     A-1-7

                                   ASSIGNMENT

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

     PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

                       _________________________________
                       _________________________________
                       _________________________________
  (Please print or typewrite name and address, including zip code, of assignee)

________________________________________________________________________________
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ________________________ attorney to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
       ----------------                  ---------------------------------------


Signature Guaranteed by
                        -----------------------------

     NOTICE: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by a commercial bank or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.


                                     A-1-8

                                   EXHIBIT A-2

                             FORM OF CLASS A-2 NOTES

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE INDENTURE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS NOTE OR BENEFICIAL OWNER OF ANY INTEREST HEREIN WILL BE DEEMED TO REPRESENT TO ONE OF THE REPRESENTATIONS CONTAINED IN SECTION 4.15 OF THE INDENTURE.

THIS NOTE IS A NON-RECOURSE OBLIGATION OF THE ISSUING ENTITY, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUING ENTITY IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE.

PRINCIPAL OF THIS NOTE IS PAYABLE OVER TIME AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING NOTE BALANCE OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.


                                      A-2-1

                   ORIGEN MANUFACTURED HOUSING CONTRACT TRUST
                       COLLATERALIZED NOTES, SERIES 2006-A
                                    CLASS A-2

AGGREGATE NOTE BALANCE:              NOTE RATE: [___]% (Subject to
$________________                    Available Funds Rate)


INITIAL NOTE BALANCE OF THIS BOND:   BOND NO. 1
$________________

PERCENTAGE INTEREST: 100%            CUSIP NO. [___]

     Origen Manufactured Housing Contract Trust 2006-A (the "Issuing Entity"), a Delaware statutory trust, for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of ($_____) in monthly installments on the fifteenth day of each month or, if such day is not a Business Day, the next succeeding Business Day (each a "Payment Date"), commencing in September 2006 and ending on or before the Payment Date occurring on the Final Stated Maturity Date and to pay interest on the Note Balance of this Note (this "Note") outstanding from time to time as provided below.

     This Note is one of a duly authorized issue of the Origen Manufactured Housing Contract Trust Collateralized Notes, Series 2006-A (the "Notes"), issued under an Indenture dated as of August 1, 2006 (the "Indenture"), between the Issuing Entity and JPMorgan Chase Bank, National Association, as indenture trustee (the "Indenture Trustee", which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuing Entity, the Indenture Trustee, the Owner Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Payments of principal and interest on this Note will be made on each Payment Date to the Noteholder of record as of the related Record Date. The "Note Balance" of a Note as of any date of determination is equal to the initial Note Balance thereof, reduced by the aggregate of all amounts previously paid with respect to such Note on account of principal on all prior Payment Dates.

     The principal of, and interest on, this Note are due and payable as described in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuing Entity with respect to this Note shall be equal to this Note's pro rata share of the aggregate payments on all Class A-2 Notes as described above, and shall be applied as between interest and principal as provided in the Indenture.


                                     A-2-2

     All principal and interest accrued on the Notes, if not previously paid, will become finally due and payable at the Final Stated Maturity Date.

     The Notes are subject to redemption in whole, but not in part, by the Servicer on any Payment Date on or after the Payment Date on which the Pool Principal Balance is less than or equal to 20% of the aggregate Principal Balance of the Contracts as of Cut-off Date.

     The Issuing Entity shall not be liable upon the indebtedness evidenced by the Notes except to the extent of amounts available from the Trust Estate which constitute security for the payment of the Notes. The assets included in the Trust Estate will be the sole source of payments on the Notes, and each Holder hereof, by its acceptance of this Note, agrees that (i) such Note will be limited in right of payment to amounts available from the Trust Estate as provided in the Indenture and (ii) such Holder shall have no recourse to the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Seller, the Originator, the Servicer or any of their respective affiliates, or to the assets of any of the foregoing entities, except the assets of the Issuing Entity pledged to secure the Notes pursuant to the Indenture and the rights conveyed to the Issuing Entity under the Indenture.

     Any payment of principal or interest payable on this Note shall be paid to the Person in whose name such Note is registered at the close of business on the Record Date for such Payment Date by wire transfer to an account in the United States designated by such Holder, except for the final installment of principal and interest payable with respect to such Note, which shall be payable as provided below. Notwithstanding the foregoing, upon written request with appropriate instructions by the Holder of this Note delivered to the Indenture Trustee at least five Business Days prior to the Record Date, any payment of principal or interest, other than the final installment of principal or interest, shall be made by check mailed to such person's address as it appears in the Note Register on such Record Date. All reductions in the Note Balance of a Note (or one or more predecessor Notes) effected by payments of principal made on any Payment Date shall be binding upon all Holders of this Note and of any note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. The final payment of this Note shall be payable upon presentation and surrender thereof on or after the Payment Date thereof at the Corporate Trust Office or the office or agency of the Issuing Entity maintained by it for such purpose pursuant to
Section 3.02 of the Indenture.

     Subject to the foregoing provisions, each Note delivered under the Indenture, upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the right to unpaid principal and interest that were carried by such other Note.

     If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Notes, the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the payment of the entire unpaid Note Balance of the Notes, the amount payable to the Holder of this Note will be equal to the sum of the unpaid Note Balance of the Notes, together with accrued and unpaid interest thereon as described in the Indenture. The Indenture provides that, notwithstanding the acceleration of the maturity of the Notes, under certain circumstances specified therein, all amounts collected as proceeds of the Trust Estate securing the Notes or


                                     A-2-3
otherwise shall continue to be applied to payments of principal of and interest on the Notes as if they had not been declared due and payable.

     The Holder of this Note or Beneficial Owner of any interest herein is deemed to represent that either (1) it is not acquiring this Note with Plan Assets or (2) (A) the acquisition, holding and transfer of this Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code and (B) this Note is rated investment grade or better and such person believes that this Note is properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat this Note. Alternatively, regardless of the rating of this Note, such person may provide the Indenture Trustee and the Owner Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuing Entity, the Seller, the Originator, any Underwriter, the Owner Trustee, the Indenture Trustee, the Servicer or any successor servicer which opines that the acquisition, holding and transfer of this Note or interest herein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuing Entity, the Seller, the Originator, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Servicer or any successor servicer to any obligation in addition to those undertaken in the Indenture.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Issuing Entity. Upon surrender for registration of transfer of, or presentation of a written instrument of transfer for, this Note at the office or agency designated by the Issuing Entity pursuant to the Indenture, accompanied by proper instruments of assignment in form satisfactory to the Indenture Trustee, one or more new Notes of any authorized denominations and of a like aggregate initial Note Balance, will be issued to the designated transferee or transferees.

     Prior to the due presentment for registration of transfer of this Note, the Issuing Entity, the Note Insurer, the Indenture Trustee and any agent of the Issuing Entity, the Note Insurer or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner of such Note (i) on the applicable Record Date for the purpose of making payments and interest of such Note and (ii) on any other date for all other purposes whatsoever, as the owner hereof, whether or not this Note be overdue, and neither the Issuing Entity, the
Note Insurer, the Indenture Trustee nor any such agent of the Issuing Entity, the Note Insurer or the Indenture Trustee shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuing Entity and the rights of the Holders of the Notes under the Indenture at any time by the Issuing Entity with the consent of the Note Insurer and the Holders of a majority of all Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the aggregate Note Balance of the Notes on behalf of the Holders of all the Notes, to waive any past Default under the Indenture and its consequences. Any such waiver by the Holder, at the time of the giving thereof, of this Note (or any one or more predecessor Notes) shall bind the Holder of every Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon such Note. The Indenture also permits the Issuing Entity and the Indenture Trustee to amend or waive


                                     A-2-4
certain terms and conditions set forth in the Indenture without the consent of the Holders of the Notes issued thereunder.

     Initially, this Note will be registered in the name of Cede & Co. as nominee of DTC, acting in its capacity as the Depository for this Note. This Note will be delivered by the clearing agency in denominations as provided in the Indenture and subject to certain limitations therein set forth. This Note is exchangeable for a like aggregate initial Note Balance of Notes of different authorized denominations, as requested by the Holder surrendering same.

     Unless the Certificate of Authentication hereon has been executed by the Indenture Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     AS PROVIDED IN THE INDENTURE, THIS NOTE AND THE INDENTURE CREATING THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.


                                     A-2-5

     IN WITNESS WHEREOF, the Issuing Entity has caused this instrument to be duly executed by Wilmington Trust Company not in its individual capacity but solely as Owner Trustee.

Dated: August __, 2006

                                        ORIGEN MANUFACTURED HOUSING CONTRACT
                                        TRUST 2006-A

                                        BY: WILMINGTON TRUST COMPANY not in its
                                        individual capacity but solely in its
                                        capacity as Owner Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Signatory

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Notes referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION as Indenture Trustee


By:
    ---------------------------------
    Authorized Signatory


                                      A-2-6

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of the Note, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM           --   as tenants in common

          TEN ENT           --   as tenants by the entireties

          JT TEN            --   as joint tenants with right of survivorship and
                                 not as tenants in common

          UNIF GIFT MIN ACT      _______________ Custodian
                                 __________________________
                                     (Cust)         (Minor)

                                 under Uniform Gifts to Minor Act
                                 __________________________
                                                                         (State)

    Additional abbreviations may also be used though not in the above list.


                                      A-2-7

                                   ASSIGNMENT

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

     PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

                     _______________________________________
                     _______________________________________
                     _______________________________________
  (Please print or typewrite name and address, including zip code, of assignee)

________________________________________________________________________________
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _________ attorney to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
       --------------------             ----------------------------------------


Signature Guaranteed by
                        -------------------------------

NOTICE: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by a commercial bank or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.


                                      A-2-8

                                   EXHIBIT A-3

                                    RESERVED


                                      A-3-1

                                    EXHIBIT B

                                LIST OF CONTRACTS

                [AVAILABLE UPON REQUEST OF THE INDENTURE TRUSTEE]

                                    EXHIBIT C

                               CUSTODIAL AGREEMENT

                             [SEE ATTACHED EXHIBIT]

                                    EXHIBIT D

                 COPY OF THE FINANCIAL GUARANTY INSURANCE POLICY

                             [SEE ATTACHED EXHIBIT]

                                   APPENDIX A

                                   DEFINITIONS

     "Administrator": Origen Servicing, Inc. in the performance of its duties pursuant to Article VIII under the Servicing Agreement.

     "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Aggregate Long-Term Extension Trigger Event": The aggregate number of Contracts that have been the subject of a Long-Term Extension since the Cut-off Date exceeds 200.

     "Aggregate Rate Modification Trigger Event": (a) For any month in which the Overcollateralization Amount as of the previous Payment Date is greater than or equal to 85% of the Overcollateralization Target Amount for such Payment Date, there have been more than (i) 200 Rate Modifications in the five year period following the Cut-off Date, or (ii) 400 Rate Modifications in the aggregate since the Cut-off Date.

     (b) For any month in which the Overcollateralization Amount as of the previous Payment Date is less than 85% of the Overcollateralization Target Amount for such Payment Date, there have been more than (i) 150 Rate Modifications in the five year period following the Cut-off Date, or (ii) 350 Rate Modifications in the aggregate since the Cut-off Date.

     "Amount Available": As to any Payment Date, an amount equal to

     (a)  the sum of

          (i) all payments of interest and principal, including all partial Principal Prepayments applied and all Principal Prepayments in full and interest thereon, collected by the Servicer with respect to the Assets during the related Due Period,

          (ii) the Repurchase Price of each Asset which, during the related Due Period, the Originator purchased under the Asset Purchase Agreement on account of breaches of the Originator's representations and warranties and any amounts paid in connection with a substitution of a contract during the related Due Period,

          (iii) all Liquidation Proceeds with respect to each Asset that became a Liquidated Asset during the related Due Period, plus

          (iv) amounts paid to the Issuing Entity by the Swap Provider in respect of such Payment Date; minus

     (b)  the sum of:

          (i) amounts permitted to be withdrawn by the Servicer from the Collection Account pursuant to clauses (c) - (f), inclusive, of Section
     3.06 of the Servicing Agreement as of the close of business on the Business Day preceding such Payment Date;

          (ii) amounts payable to the Indenture Trustee and the Administrator to reimburse it for any tax imposed on the Trust and paid by the Indenture Trustee or the Administrator, and any expenses incurred in respect of tax filings, in connection with Section 6.06 of the Indenture and Section 8.01(c) of the Servicing Agreement, respectively; and

          (iii) any amounts incorrectly deposited in the Collection Account during the related Due Period.

     "All Hold Rate": Eighty-five percent (85%) of the Applicable LIBOR Rate.

     "Amounts Held for Future Distribution": As to any Payment Date, all payments of interest and principal, including all partial Principal Prepayments applied and all Principal Prepayments in full and interest thereon, collected by the Servicer with respect to the Assets during the period commencing on the first day of the month in which such Payment Date occurs to and including the second Business Day preceding such Payment Date minus amounts permitted to be withdrawn by the Servicer from the Collection Account pursuant to clauses (c) -
(f), inclusive, of Section 3.06 of the Servicing Agreement as of the close of business on the second Business Day preceding such Payment Date with respect to such amounts collected.

     "Applicable LIBOR Rate": For any Payment Date, the rate based on One-Month LIBOR that is applicable pursuant to the definition of Maximum Auction Rate.

     "Asset": A Contract.

     "Asset File": With respect to any Contract and Land-and-Home Contract, the related Contract File and the Land-and-Home Contract File, respectively.

     "Assets Net of Securitized Assets": Means the total assets of the Servicer as determined in accordance with GAAP, consistently applied, on a consolidated basis, minus all such assets that are Securitized Assets.

     "Asset Purchase Agreement": The asset purchase agreement, dated as of August 1, 2006, among the Seller, the Depositor and the Originator.

     "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form (excepting therefrom, if applicable, the mortgage recordation information which has not been required pursuant to the definition of "Land-and-Home Contract File" or returned by the appropriate recorder's office), which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

     "Auction" means the implementation of the Auction Procedures on a Rate Determination Date.

     "Auction Agent" means, with respect to the Auction Rate Securities, the Initial Auction Agent.

     "Auction Agent Agreement" means, with respect to the Auction Rate Securities, the Initial Auction Agent Agreement.

     "Auction Agent Fee" means $1,500 per annum.

     "Auction Period" means the period for which the Auction Rate determined on the immediately preceding Rate Determination Date will apply and which will initially be the Initial Auction Period and thereafter will begin on the related Rate Adjustment Date through and ending on, and including, the day immediately preceding the next succeeding Rate Adjustment Date, as the same may be adjusted.

     "Auction Period Adjustment": means the change in the length of an Auction Period (i) from an Auction Period between seven (7) and ninety-one (91) days, inclusive, to any other Auction Period between seven (7) and ninety-one (91) days, inclusive, or (ii) from an Auction Period between ninety-two (92) days and the final stated maturity date of the Auction Rate Securities, inclusive, to an Auction Period between ninety-two (92) days and the final stated maturity date of the Auction Rate Securities, inclusive, if such latter Auction Period is no more than three (3) months shorter or no more than three (3) months longer than the Auction Period for the Auction Rate Securities established either at the initial issuance of the Auction Rate Securities or pursuant to an Auction Period Conversion, whichever has occurred most recently.

     "Auction Period Conversion": means the change in the length of an Auction Period (i) from an Auction Period between seven (7) and ninety-one (91) days, inclusive, to an Auction Period between ninety-two (92) days and the final stated maturity date of the Auction Rate Securities, inclusive, (ii) from an Auction Period between ninety-two (92) days and the final stated maturity date of the Auction Rate Securities, inclusive, to an Auction Period between seven
(7) and ninety-one (91) days, inclusive, or (iii) from an Auction Period between ninety-two (92) days and the final stated maturity date of the Auction Rate Securities, inclusive, to an Auction Period between ninety-two (92) days and the final stated maturity date of the Auction Rate Securities, inclusive, if such latter Auction Period is at least three (3) months shorter or at least three (3) months longer than the Auction Period for the Auction Rate Securities established either upon initial issuance of the Auction Rate Securities or pursuant to an Auction Period Conversion, whichever has occurred most recently.

     "Auction Period Conversion Date": means the date on which an Auction Period Conversion is effective which may occur only on a Rate Adjustment Date.

     "Auction Procedures" means the procedures set forth in Appendix B of the Indenture.

     "Auction Rate" means the variable interest rate that results from implementation of the Auction Procedures.

     "Auction Rate Securities" means the Class A-2 Notes while bearing interest at the least of (i) an Auction Rate, (ii) the Net Contract Rate, and (iii) the maximum cap rate of 18.00% per annum.

     "Authorized Denomination": means, with respect to the Class A-1 Notes, $100,000 and integral multiples of $1 in excess thereof and with respect to the Auction Rate Securities, $25,000 and integral multiples thereof. Following any Conversion, Authorized Denominations of any converted Class A-2 Notes will be as set forth in a supplemental indenture relating to the Conversion.

     "Authorized Newspaper": A newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

     "Authorized Officer": means, when used with reference to the Depositor, its president, its secretary, or any other officer authorized in writing by the board to act on behalf of the Depositor.

     "Available Auction Rate Securities" has the meaning set forth in Appendix B hereto.

     "Available Funds Cap Carry-Forward Amount": for either Class of Notes and any Payment Date on which the Note Rate is the Available Funds Rate or the Net Contract Rate, will be the sum of (1) the excess, if any, of (a) the amount of interest accrued thereon for such Payment Date calculated without regard to the Available Funds Rate or the Net Contract Rate, as applicable, over (b) the amount of interest accrued thereon at the Available Funds Rate or the Net Contract Rate, as applicable, for that Payment Date; and (2) any amount described in clause (1) from prior Payment Dates that remains unpaid; and (3) interest on the amount in clause (2) at the related Note Rate calculated without regard to the Available Funds Rate (for the Class A-1 Notes) or the Net Contract Rate (for the Class A-2 Notes).

     "Available Funds Rate": For any Payment Date will be the rate per annum equal to (i) the weighted average of the Contract Rates (weighted on the basis of the principal balance of the Contracts as of the first day of the related Due Period), net of (ii) the Indenture Trustee fee, the servicing fee, the Note Insurer's premium, amounts payable to the Swap Provider prior to payment of interest on the Notes, the Broker-Dealer Fee, any Auction Agent Fee and any Calculation Agent Fee, plus any Net Swap Payments received from the Swap Provider in respect of such Payment Date, each expressed as a per annum percentage of the Pool Principal Balance for the immediately preceding Payment Date, multiplied by a fraction the numerator of which is the Pool Principal Balance for the immediately preceding Payment Date and the denominator of which is the sum of the aggregate Note Balance of the Class A Notes as of the day immediately prior to the current Payment Date.

     "Average Sixty-Day Delinquency Ratio": The arithmetic average of the Sixty-Day Delinquency Ratios for such Payment Date and for the two immediately preceding Payment Dates.

     "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

     "Basic Documents": The Trust Agreement, the Certificate of Trust, the Indenture, the Servicing Agreement, the Asset Purchase Agreement, the Insurance Agreement, the Custodial Agreement, the Initial Auction Agent Agreement and the other documents and certificates delivered in connection with any of the above.

     "Beneficial Owner": With respect to any Note, the Person who is the beneficial owner of such Note as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository).

     "Book-Entry Notes": Notes held by a nominee of the Depository, beneficial interests in which Notes, ownership and transfers of which shall be made through book entries by the Depository as described in Section 4.06 of the Indenture.

     "Broker-Dealer": With respect to the Class A-2 Notes, Citigroup Global Markets Inc. or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (a) is an Agent Member (or an affiliate of an Agent Member), (b) has been appointed as such by the Depositor pursuant to this Indenture, and (c) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

     "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in the State of Delaware, the State of New York, the State of Michigan, the State of Texas, the Commonwealth of Virginia or in the city in which the Corporate Trust Office of the Indenture Trustee or the office of the Note Insurer or the Auction Agent is located are authorized or obligated by law or executive order to be closed, or any day on which the New York Stock Exchange is closed.

     "Calculation Agent": Citigroup Global Markets Inc.

     "Calculation Agent Fee": The fees payable to the Calculation Agent pursuant to the Initial Auction Agent Agreement.

     "Certificate Distribution Account": The account or accounts created and maintained pursuant to Section 3.10(c) of the Trust Agreement. The Certificate Distribution Account shall be an Eligible Account.

     "Certificate Paying Agent": The meaning specified in Section 3.10 of the Trust Agreement.

     "Certificate Percentage Interest": With respect to each Certificate, the Percentage Interest stated on the face thereof.

     "Certificate Register": The register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates.

     "Certificate Registrar": Initially, the Indenture Trustee, in its capacity as Certificate Registrar, or any successor to the Indenture Trustee in such capacity.

     "Certificate of Trust": The Certificate of Trust filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute.

     "Certificate" or "Trust Certificate": The Origen Manufactured Housing Contract Trust Series 2006-A Trust Certificate, evidencing the beneficial ownership interest in the Issuing Entity and executed by the Trust in substantially the form set forth in Exhibit A to the Trust Agreement.

     "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register.

     "Charged-off Contract": A Contract with respect to which the Servicer has written down the outstanding principal balance thereof to zero following determination made by the Servicer that the circumstances concerning such Contract and/or valuation of the underlying collateral make the write-off of the contract balance prudent, with or without the repossession of the underlying collateral.

     "Class": Collectively, all of the Notes bearing the same class designation.

     "Class A Notes": Any of the Class A-l or Class A-2 Notes.

     "Class A-l Notes": Any one of the Class A-l Notes executed, authenticated and delivered by the Indenture Trustee, substantially in the form annexed as Exhibit A-1 to the Indenture.

     "Class A-2 Call Price": As defined in Section 8.07(a) of the Indenture.

     "Class A-2 Notes": Any one of the Class A-2 Notes executed, authenticated and delivered by the Indenture Trustee, substantially in the form annexed as Exhibit A-1 to the Indenture.

     "Class A Target Balance": The Pool Principal Balance minus the Overcollateralization Target Amount for that Payment Date; provided, however, that, in no event will the Class A Target Balance for any Payment Date be greater than the Class A Note Balance as of the day immediately preceding such Payment Date.

     "Closing Date": August 25, 2006.

     "Code": The Internal Revenue Code of 1986, as amended.

     "Collateral": The meaning specified in the Granting Clause of the Indenture.

     "Collection Account": The account or accounts created and maintained, or caused to be created and maintained, by the Servicer pursuant to Section 3.05(a) of the Servicing Agreement, which shall be entitled "Origen Servicing, Inc., as Subservicer for JPMorgan Chase Bank, National Association, as Indenture Trustee, in trust for the registered holders of Origen

Manufactured Housing Contract Trust Collateralized Notes, Series 2006-A." The Collection Account must be an Eligible Account.

     "Commission": The Securities and Exchange Commission.

     "Computer Tape": The computer tape generated by the Seller which provides information relating to the Contracts and which was used by the Seller in selecting the Contracts, and includes the master file and the history file.

     "Contract File": As to each Contract, other than a Land-and-Home Contract,
(a) the fully executed original copy of the Contract and security agreement (if separate), and all modifications thereto, executed by the Obligor evidencing indebtedness in connection with the purchase of a Manufactured Home, assigned in blank by the Seller or the Originator (which may be by blanket assignment), (b) the assignment of the Contract to the Seller or the Originator, (c) the originals of all assumptions, modifications, consolidation or extension agreements, if any, signed by the Obligor, with evidence of recording thereon, if applicable, or copies thereof with a certification that such copy represents a true and correct copy of the original and that such original has been submitted for recordation, if applicable, in the appropriate governmental recording office of the jurisdiction in which the Manufactured Home is located,
(d) either (i) the original title document for the related Manufactured Home or
(ii) a duplicate certified by the appropriate governmental authority which issued the original thereof or the application for such title document, (e) evidence of one or more of the following types of perfection of the security interest in the related Manufactured Home granted by such Contract, as appropriate: (i) notation of such security interest on the title document, (ii) an original or copy of the UCC-1 financing statements, certified as true and correct by the Seller or the Originator and all necessary UCC-3 continuation statements with evidence of filing thereon or copies thereof certified by the Seller or the Originator to have been sent for filing, and UCC-3 assignments executed by the Seller or the Originator in blank, which UCC-3 assignments shall be in form and substance acceptable for filing, or (iii) such other evidence of perfection of a security interest in a manufactured housing unit as is customarily relied upon in the jurisdiction in which the related Manufactured Home is located, (f) an original notarized Obligor's power of attorney for each Contract, if any, signed by the Obligor, (g) insurance certificates or other evidence of the issuance of insurance, (h) the original of any guarantee executed in connection with the Contract, if any, (i) the loan transfer agreement, if any, and (j) evidence of any other collateral security, including with respect to a Land-in-Lieu Contract, the mortgage or deed of trust, if any.

     "Contract Rate": With respect to any particular Contract, the rate of interest specified in that Contract and computed either on a "simple interest" basis or a precomputed basis, as specified in the related Contract.

     "Contracts": The manufactured housing installment sales contracts and installment loan agreements, including any Land-and-Home Contracts and any Eligible Substitute Contracts, described in the List of Contracts and constituting part of the corpus of the Trust, which Contracts are to be assigned and conveyed by the Seller to the Depositor and by the Depositor to the Trust, and includes, without limitation, all related security interests and any and all rights to receive payments which are due pursuant thereto after the applicable Cut-off Date, but excluding any rights to receive payments which are due pursuant thereto on or before the applicable Cut-off Date.

     "Controlling Party": The holder of the majority of the Voting Rights.

     "Conversion": The conversion of the Note Rate on any Rate Adjustment Date from an Auction Rate to a fixed interest rate or a variable interest rate other than an Auction Rate.

     "Conversion Date": The date upon which a Conversion is exercised.

     "Converted Rate" means the fixed or variable interest rate on the Class A-2 Notes established upon a Conversion.

     "Corporate Trust Office": With respect to the Indenture Trustee, Certificate Registrar, Certificate Paying Agent and Paying Agent, the principal corporate trust office of the Indenture Trustee and Note Registrar at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at 4 New York Plaza, 6th Floor, New York, New York 10004, Attention: Institutional Trust Services, Origen 2006-A. With respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Trust Agreement is located at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
Attention: Corporate Trust Administration.

     "Current Realized Loss Ratio": As to any Payment Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Realized Losses for such Payment Date and each of the two immediately preceding Payment Dates, multiplied by four, and the denominator of which is the arithmetic average of the Pool Principal Balance as of the third preceding Payment Date and the Pool Principal Balance as of such Payment Date.

     "Custodial Agreement": The agreement for the retention of each Asset File and other documents, in the form set forth as Exhibit C to the Indenture.

     "Custodian": The custodian under the Custodial Agreement, which may be the Indenture Trustee or any affiliate of the Indenture Trustee, or its successor in interest or any successor to the Custodian under the Custodial Agreement as therein provided.

     "Custodian Fees": Those fees payable to the Custodian as set forth in
Section 9 of the Custodial Agreement.

     "Cut-off Date": The opening of business on August 1, 2006 (or the date of its substitution, in the case of an Eligible Substitute Contract).

     "Cut-off Date Pool Principal Balance": The aggregate of the Cut-off Date Principal Balances of the Assets.

     "Cut-off Date Principal Balance": As to any Contract, the unpaid principal balance thereof at the Cut-off Date, after giving effect to all installments of principal actually received by the Servicer during or prior to the related Due Period.

     "Default": Any occurrence which is or with notice or the lapse of time or both would become an Event of Default.

     "Definitive Notes": The meaning specified in Section 4.06 of the Indenture.

     "Depositor": Origen Residential Securities, Inc., a Delaware corporation, or its successor in interest.

     "Depository" or "Depository Agency": The Depository Trust Company or a successor appointed by the Indenture Trustee. Any successor to the Depository shall be an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act and the regulations of the Securities and Exchange Commission thereunder.

     "Depository Institution": Any depository institution or trust company, including the Indenture Trustee that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations (or, in the case of a depository institution that is the principal subsidiary of a holding company, such holding company has unsecured commercial paper or other short-term unsecured debt obligations) that are rated at least P-l by Moody's and A-1+ by S&P.

     "Depository Participant": A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     "Determination Date": With respect to any Payment Date, the fourth Business Day before such Payment Date.

     "DOL Regulations": Regulations issued by the U.S. Department of Labor at 29 C.F.R. Section 2510.3-101.

     "Due Date": With respect to each Contract, the day of the month on which each scheduled monthly payment is due.

     "Due Period": With respect to each Payment Date, the calendar month preceding the month in which such Payment Date occurs.

     "Electronic File": A file in form and substance acceptable to the Indenture Trustee prepared by the Servicer pursuant to Section 3.04(c) of the Servicing Agreement with such additions, deletions and modifications as agreed to by the Indenture Trustee and the Servicer.

     "Electronic Ledger": The electronic master record of installment sale contracts and mortgage loans of the Seller.

     "Eligible Account": Any of (i) an account or accounts maintained with a Depository Institution, (ii) an account or accounts the deposits in which are fully insured by the FDIC or (iii) a segregated, non-interest bearing trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity. Eligible Accounts may bear interest.

     "Eligible Servicer": Origen Financial L.L.C., Origen Servicing, Inc. or any Person qualified to act as Servicer of the Contracts under applicable federal and state laws and regulations, which Person services not less than an aggregate of $50,000,000 in outstanding principal amount of manufactured housing conditional sales contracts and installment loan agreements.

     "Eligible Substitute Contract": As to any Replaced Contract for which such Eligible Substitute Contract is being substituted pursuant to Section 2.03(b) of the Servicing Agreement, a Contract that (a) as of the date of its substitution, satisfies all of the representations and warranties (which, except when expressly stated to be as of origination, shall be deemed to be determined as of the date of its substitution rather than as of the Cut-off Date or the Closing
Date) in Section 3.3 of the Asset Purchase Agreement and does not cause any of the representations and warranties in Section 3.3 of the Asset Purchase Agreement, after giving effect to such substitution, to be incorrect, (b) after giving effect to the scheduled payment due in the month of such substitution, has a Principal Balance that is not greater than the Principal Balance of such Replaced Contract, (c) has a Contract Rate that is at least equal to the Contract Rate of such Replaced Contract, (d) has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the Replaced Contract and (e) is a Land-and-Home Contract if the Replaced Contract is a Land-and-Home Contract and is otherwise secured by a Manufactured Home that is similar in type and value to the collateral serving the Replaced Contract. If more than one Asset is being substituted pursuant to Section 3.7 of the Asset Purchase Agreement for more than one Replaced Contract on a particular date, then the conditions specified above shall be applied to the Contracts being substituted, in the aggregate, and the Replaced Contracts, in the aggregate.

     "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Payment": As defined in Section 3.09 of the Servicing Agreement.

     "Estate in Real Property": A fee simple estate in a parcel of land.

     "Event of Default": With respect to the Indenture, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) a failure by the Issuing Entity to pay the Interest Payment Amount on any of the Notes; or

          (ii) the failure by the Issuing Entity on the Final Stated Maturity Date to reduce the Note Balance of any of the Notes to zero and to pay the entire Interest Payment Amount and any Available Funds Cap Carry-Forward Amount; or

          (iii) a breach by the Issuing Entity of a negative covenant set forth in Section 3.16 of the Indenture; or

          (iv) there occurs a default in any material respect in the observance or performance of any covenant or agreement of the Issuing Entity made in the Indenture, or any representation or warranty of the Issuing Entity made in the Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default or breach shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuing Entity by the Indenture Trustee, the Note Insurer or by the Holders of at least 25% of the aggregate Note Balance of the Outstanding Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

          (v) there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuing Entity or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuing Entity's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (vi) there occurs the commencement by the Issuing Entity of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuing Entity to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuing Entity to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the assets of the Trust Estate, or the making by the Issuing Entity of any general assignment for the benefit of creditors, or the failure by the Issuing Entity generally to pay its debts as such debts become due, or the taking of any action by the Issuing Entity in furtherance of any of the foregoing; or

          (vii) any draw on the Policy.

     "Exchange Act": The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Expenses": The meaning specified in Section 7.02 of the Trust Agreement.

     "Extension": Any extension of payments due under a Contract by the Servicer.

     "Fannie Mae": Fannie Mae, formerly known as the Federal National Mortgage Trustee Association, or any successor thereto.

     "FDIC": The Federal Deposit Insurance Corporation or any successor thereto.

     "File": An Asset File.

     "Final Stated Maturity Date": The Payment Date occurring in November 2018 with respect to the Class A-l Notes and October 2037 with respect to the Class A-2 Notes.

     "Freddie Mac": Freddie Mac, formerly known as the Federal Home Loan Mortgage Corporation, or any successor thereto.

     "Free Writing Prospectus": That certain free writing prospectus dated August 22, 2006, relating to the public offering of the Notes.

     "GAAP": Means generally accepted accounting principles as in effect in the United States of America from time to time.

     "Grant": Pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

     "Guaranteed Interest Payment": Has the meaning set forth in the Policy.

     "Guaranteed Principal Payment Amount": Has the meaning set forth in the Policy.

     "Hazard Insurance Policy": With respect to each Asset, the policy of fire and extended coverage insurance required to be maintained for the related Manufactured Home, as provided in Section 3.10 of the Servicing Agreement, and which, as provided in said Section 3.10 of the Servicing Agreement, may be a blanket mortgage impairment policy maintained by the Servicer in accordance with the terms and conditions of said Section 3.10 of the Servicing Agreement.

     "Indemnified Party": The meaning specified in Section 7.02 of the Trust Agreement.

     "Indenture": The indenture dated as of August 1, 2006, between the Issuing Entity and the Indenture Trustee, relating to the Origen Manufactured Housing Contract Trust Collateralized Notes, Series 2006-A.

     "Indenture Trustee": JPMorgan Chase Bank, National Association, and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.

     "Indenture Trustee Fee": (a) a $10,000 initial fee, (b) a $15,000 annual fee, and (c) with respect to each Payment Date, an amount equal to the greater of (i) one-twelfth of the product of 0.0001 and the aggregate Note Balance for the immediately preceding Payment Date (or, with respect to the first Payment Date, the Cut-off Date Pool Principal Balance) and (ii) $1,000.

     "Independent": When used with respect to any specified Person, the Person
(i) is in fact independent of the Issuing Entity, any other obligor on the Notes, the Seller, the Servicer, the Subservicer, the Depositor and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuing Entity, any such other obligor, the Seller, the Servicer, the Subservicer, the Depositor or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuing Entity, any such other obligor, the Seller, the Servicer, the Subservicer, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     "Independent Certificate": A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an independent appraiser or other expert appointed by an Issuing Entity Request, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

     "Initial Auction Agent": means Computershare Trust Company, Inc., its successors and assigns.

     "Initial Auction Agent Agreement": means the Auction Agency Agreement, dated as of August 1, 2006, by and among the Issuing Entity, the Indenture Trustee, the Initial Auction Agent and the Calculation Agent, including any amendment thereof or supplement thereto, relating to the Auction Rate Securities.

     "Initial Auction Period": means the period commencing on the closing date through and including September 14, 2006.

     "Initial Note Balance": With respect to the Class A-l Notes, $102,596,000. With respect to the Class A-2 Notes, $98,050,000.

     "Insurance Agreement": The Insurance and Indemnity Agreement dated as of August 25, 2006 by and among the Seller, the Sponsor, the Servicer, the Subservicer, the Depositor, the Indenture Trustee and the Note Insurer as amended, modified or supplemented from time to time, in accordance with the terms thereof.

     "Insurance Proceeds": Proceeds paid by any insurer pursuant to any insurance policy or contract.

     "Insured Amount": Has the meaning set forth in the Policy.

     "Insured Payments": Has the meaning set forth in the Policy.

     "Interest Accrual Period": For each Class of Notes for the Initial Payment Date will be the actual number of days from the Closing Date to the day prior to the Initial Payment Date and for each Payment Date thereafter, the Interest Accrual Period for each Class of Notes will be the actual number of days from the previous Payment Date to the day immediately prior to the current Payment Date.

     "Interest Payment Amount": With respect to each Class of Notes, the sum of

          (1) interest at the related Note Rate that accrued during the related Interest Accrual Period on, the related Note Balance,

          (2) any unpaid shortfall in interest owed to the notes pursuant to clause (1) on prior Payment Dates, and

          (3) interest on the amount in clause (2) at the related Note Rate without regard to the Available Funds Rate or the Net Contract Rate.

     "Interest Rate Swap Agreement": The Interest Rate Swap Agreement dated as of August 24, 2006 entered into between the Issuing Entity and the Swap Provider.

     "Investment Company Act": The Investment Company Act of 1940, as amended, and any amendments thereto.

     "IRS": The Internal Revenue Service.

     "Issuing Entity": Origen Manufactured Housing Contract Trust 2006-A, a Delaware statutory trust, or its successor in interest.

     "Issuing Entity Request": A written order or request signed in the name of the Issuing Entity by any one of its Authorized Officers and delivered to the Indenture Trustee.

     "Land-and-Home Contract": A Contract that is secured by a Mortgage on real estate on which the related Manufactured Home is situated, and which Manufactured Home is considered or classified as part of the real estate under the laws of the jurisdiction in which it is located.

     "Land-and-Home Contract File": As to each Land-and-Home Contract, (a) the fully executed original copy of the Land-and-Home Contract and security agreement (if separate), and all modifications thereto, executed by the Obligor evidencing indebtedness in connection with the purchase of a Manufactured Home, assigned in blank by the Seller or the Originator; (b) the original related Mortgage with evidence of recording thereon (or, if the original Mortgage has not yet been returned by the applicable recording office, a copy thereof, certified by such recording office, which will be replaced by the original Mortgage when it is so returned) and any title policy, commitment or other title document for the related Manufactured Home; (c) the assignment of the Land-and-Home Contract and the related Mortgage from the originator to the Seller or the Originator; (d) an endorsement of such Land-and-Home Contract by the Seller or the Originator to the Indenture Trustee or in blank; (e) an assignment of the related Mortgage to the Indenture Trustee or in blank; and (f) the originals of all assumptions, modifications, consolidation or extension agreements, if any, signed by the Obligor, with evidence of recording thereon, if applicable, or copies thereof with a certification that such copy represents a true and correct copy of the original and that such original has been submitted for recordation in the appropriate governmental recording office of the jurisdiction in which the Manufactured Home is located.

     "Land-in-Lieu Contract": A Contract that is secured by (i) a security interest in a Manufactured Home and (ii) a mortgage or deed of trust on real estate on which such Manufactured Home is situated, but such Manufactured Home is not considered or classified as part of the real estate under the laws of the jurisdiction in which it is located.

     "Liabilities Net of Securitization Liabilities": Means the total liabilities of the Servicer as determined in accordance with GAAP, consistently applied, on a consolidated basis, minus all such liabilities representing obligations to pay collateralized notes or similar obligations secured by or representing interests in pools of Securitized Assets.

     "LIBOR Determination Date": Means, with respect to any Interest Accrual Period, the second London business day preceding the commencement of that Interest Accrual Period or Auction Period. For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

     "Lien": Any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment pursuant to Section 6.03 of the Servicing Agreement shall not be deemed to constitute a Lien.

     "Liquidated Contract": Any defaulted Contract as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Contract have been recovered; provided that any defaulted Contract in respect of which the related Manufactured Home or Mortgaged Property, have been realized upon and disposed of and the proceeds of such disposition have been received shall be deemed to be a Liquidated Contract.

     "Liquidation Expenses": Out-of-pocket expenses (exclusive of any overhead expenses) which are incurred by the Servicer in connection with the liquidation of any defaulted Contract, on or prior to the date on which the related Manufactured Home and, in the case of Land-and-Home Contracts, Mortgaged Property, are disposed of, including, without limitation, legal fees and bankruptcy expenses, and any related and unreimbursed expenditures for property taxes, property preservation or restoration of the property to marketable condition.

     "Liquidation Proceeds": Cash (including Insurance Proceeds) received in connection with the liquidation of defaulted Contracts, whether through repossession, foreclosure sale or otherwise, including any rental income realized from the repossessed Manufactured Home.

     "List of Contracts": The lists identifying each Contract constituting part of the corpus of the Trust Estate, and which lists are delivered pursuant to
Section 3.01 of the Trust Agreement, as such lists may be amended from time to time pursuant to Section 3.7 of the Asset Purchase Agreement to add Eligible Substitute Assets and delete Replaced Assets. Each List of Contracts shall set forth as to each Contract identified on it (i) the Cut-off Date Principal Balance, (ii) the amount of monthly payments due from the Obligor, (iii) the Contract Rate and (iv) the maturity date.

     "Loan-to-Value Ratio": With respect to each Contract including retail contracts sourced through dealers or brokers, Land-and-Home Contracts sourced through dealers and correspondents, direct private sales and bulk purchases, a fraction, the numerator of which is the principal balance of the contract (total amount financed), and the denominator of which is the sum of the down payment (the sum of cash, trade-in and land value) plus the principal balance of the contract (amount financed).

     "Long-Term Extension": Any extension of payments due under a Contract by the Servicer that results in the extension of the final maturity date of such Contract by more than three months from the original final maturity date for such Contract.

     "Manufactured Home": A unit of manufactured housing, including all accessions thereto, securing the indebtedness of the Obligor under the related Contract.

     "Maximum Auction Rate": With respect to the Auction Rate Securities (i) prior to an Auction Period Conversion, either (1) One-Month LIBOR plus 1.50% (if both of the ratings assigned by Moody's and S&P to the Auction Rate Securities are "Aa3" and "AA-," respectively, or higher), (2) One-Month LIBOR plus 2.50% (if any one of the ratings assigned by Moody's and S&P to the Auction Rate Securities is lower than "Aa3" or "AA-," respectively, but at least "A3" or "A-," respectively), or (3) One-Month LIBOR plus 3.50% (if any one of the ratings assigned by Moody's and S&P to the Auction Rate Securities is lower than "A3" or "A-," respectively) and (ii) after an Auction Period Conversion, the rate set forth in the supplemental indenture executed in connection with the Auction Period Conversion. For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition will be the last ratings of which the Auction Agent has been given notice pursuant to the Auction Agent Agreement.

     "Monthly Report": Has the meaning assigned in Section 4.01 of the Servicing Agreement.

     "Monthly Servicing Fee": As of any Payment Date, one-twelfth of the product of 1.25% and the Pool Principal Balance for the immediately preceding Payment Date (or, with respect to the first Payment Date, the Cut-off Date Pool Principal Balance).

     "Moody's": Moody's Investors Service, Inc. and its successors in interest.

     "Mortgage": The mortgage, deed of trust, security deed or similar evidence of lien, creating a first lien on an estate in fee simple in the real property securing a Land-and-Home Contract or Mortgage Loan.

     "Mortgaged Property": The property subject to the lien of a Mortgage.

     "Mortgagor": The obligor on a Mortgage Note.

     "Net Contract Rate": means, for any Payment Date, (i) the weighted average of the contract rates (weighted on the basis of the principal balance of the contracts as of the first day of the related due period) minus (ii) the servicing fee, indenture trustee fee, Auction Agent Fee, Broker-Dealer Fee, Calculation Agent Fee, Note Insurer's premium and Net Swap Payment payable to the Swap Provider plus any Net Swap Payments payable to the Issuing Entity in respect of such Payment Date, each expressed as a per annum percentage of the Pool Principal Balance for the immediately preceding Payment Date, multiplied by a fraction the numerator of which is the Pool Principal Balance for the immediately preceding Payment Date and the denominator of which is the sum of the aggregate note balance of the Class A Notes as of the day immediately prior to that Payment Date.

     "Net Liquidation Loss": As to a Liquidated Contract, the amount, if any, by which (a) the outstanding principal balance of such Liquidated Contract plus accrued and unpaid interest thereon to the date on which such Liquidated Contract became a Liquidated Contract exceeds (b) the sum of (1) the Net Liquidation Proceeds for such Liquidated Contract plus (2) the principal balance of any new Contract originated to the purchaser of the related repossessed Manufactured Home, to the extent such new Contract qualifies as an Eligible Substitute Contract and is added to the Trust Estate.

     "Net Liquidation Proceeds": As to a Liquidated Contract, all Liquidation Proceeds received on or prior to the last day of the month in which such Contract became a Liquidated Contract, net of Liquidation Expenses.

     "Net Swap Payment": has the meaning set forth in the Interest Rate Swap Agreement.

     "Net Worth": Means the amount by which the book value of the Servicer's assets exceed the Servicer's liabilities, as determined in accordance with GAAP, consistently applied.

     "Non-Payment Rate": means One-Month LIBOR plus 1.50% per annum.

     "Nonrecoverable Advance": Any Servicing Advances which are not recovered, or which the Servicer reasonably believes will not be recovered, by the Servicer from late collections from the Obligor of the item advanced, or from Liquidation Proceeds on the related Contract, and any Servicing Advances incurred by the Servicer in connection with a delinquent or defaulted Contract which is subsequently reinstated, worked out, or otherwise cured. In determining whether a Servicing Advance is or will be nonrecoverable, the Servicer need not take into account that it might receive any amounts in a deficiency judgment. The determination by the Servicer that any Servicing Advance is, or if made would constitute, a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer of the Servicer delivered to the Indenture Trustee stating the reasons for such determination.

     "Note": Any one of the Origen Manufactured Housing Contract Trust Collateralized Notes, Series 2006-A, Class A-1 and Class A-2 issued under the Indenture.

     "Note Balance": As of any Payment Date, for any Class of Notes, the Initial Note Balance of that Class less all amounts previously paid to Holders of that Class on account of principal.

     "Note Insurer": Ambac Assurance Corporation and its successors and assigns.

     "Note Insurer Default": A failure by the Note Insurer to make a required payment under the Policy in accordance with the terms thereof.

     "Note Owner": The Beneficial Owner of a Note.

     "Note Payment Account": The trust account or accounts created and maintained by the Indenture Trustee pursuant to Section 3.01 of the Indenture, which shall be entitled "JPMorgan Chase Bank, National Association, as Indenture Trustee, in trust for the registered holders of Origen Manufactured Housing Contract Trust Collateralized Notes, Series 2006-A and Ambac Assurance Corporation." The Note Payment Account must be an Eligible Account.

     The "Note Rate" for (i) the Class A-1 Notes will be the least of (A) One-Month LIBOR plus 0.15% per annum, (B) the Available Funds Rate and (C) the maximum cap rate of 18.00% per annum and (ii) the Class A-2 Notes will be the least of (A) the applicable Auction Rate or, if a Conversion has occurred, the applicable Converted Rate, (B) the Net Contract Rate and (C) the maximum cap rate of 18.00% per annum.

     "Note Register": The register maintained by the Note Registrar in which the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes.

     "Note Registrar": The Indenture Trustee, in its capacity as Note Registrar, or any successor to the Indenture Trustee in such capacity.

     "Noteholder" or "Holder": The Person in whose name a Note is registered in the Note Register, except that, any Note registered in the name of the Depositor, the Issuing Entity, the Indenture Trustee, the Seller or the Servicer or any Affiliate of any of them shall be deemed not to be a holder or holders, nor shall any so owned be considered outstanding, for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement; provided that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee or the Owner Trustee actually knows to be so owned shall be so disregarded. Owners of Notes that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuing Entity, any other obligor upon the Notes or any Affiliate of any of the foregoing Persons.

     "Obligor": Each Person who is indebted under a Contract.

     "Officer's Certificate": With respect to the Servicer, a certificate signed by the President, Managing Director, a Director, a Vice President or an Assistant Vice President, of the Servicer and delivered to the Indenture Trustee. With respect to the Issuing Entity, a certificate signed by any Authorized Officer of the Issuing Entity, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuing Entity.

     "One-Month LIBOR": The London interbank offered rate for one-month United States dollar deposits determined by the Indenture Trustee on the basis of (1) the offered rates (rounded up to the next highest one one-thousandth of one percent (0.001%)) deposits in U.S. dollars for a one-month period, as such rates appear on Telerate Page 3750, at approximately 11:00 a.m. (London time) on such LIBOR Determination Date or (2) if such rate does not appear on Telerate Page 3750 at approximately 11:00 a.m. (London time), the Indenture Trustee will determine such rate on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

     "Opinion of Counsel": A written opinion of counsel acceptable to the Indenture Trustee and the Note Insurer, in its reasonable discretion, which counsel may be in-house counsel for the Servicer if acceptable to the Indenture Trustee, the Note Insurer and to the Rating Agencies (if applicable).

     "Originator": Origen Financial L.L.C., or its successor in interest, in its capacity as originator of the Contracts.

     "Origen REIT": Origen Financial, Inc., a Delaware corporation.

     "Outstanding": With respect to the Notes, as of the date of determination, all Notes theretofore executed, authenticated and delivered under this Indenture except:

          (i) Notes theretofore canceled by the Note Registrar or delivered to the Indenture Trustee for cancellation; and

          (ii) Notes in exchange for or in lieu of which other Notes have been executed, authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a holder in due course.

          provided, however, that Class A Notes which have been paid with proceeds of the Policy will continue to remain outstanding for purposes of this Indenture until the Note Insurer has been paid as a subrogee hereunder or reimbursed pursuant to the Insurance Agreement as evidenced by a written notice from the Note Insurer deemed to be the Indenture Trustee, and the
     Note Insurer will be deemed to be the Holder thereof to the extent of any payments made thereon by the Note Insurer.

     "Outstanding Advance Amounts": As to any Payment Date, all servicing advances less the aggregate of all amounts actually received by the Servicer prior to such Payment Date in reimbursement for any such advances.

     "Overcollateralization Amount": With respect to any Payment Date, the excess, if any, of the Pool Principal Balance for such Payment Date over the aggregate Note Balance of the Class A Notes.

     "Overcollateralization Target Amount": (i) For each Payment Date prior to September 1, 2010, 11.00% of the Pool Principal Balance as of the Cut-off Date,
(ii) for each Payment Date on or after September 1, 2010, provided a Trigger Event is not in effect, the lesser of (x) 11.00% of the Pool Principal Balance as of the Cut-off Date and (y) the greater of (1) 19.25% of the Pool Principal Balance for that Payment Date and (2) approximately $10,648,816 and (iii) for each Payment Date on or after September 1, 2010, and on which a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Payment Date. Notwithstanding the foregoing, on any Payment Date on which the Pool Principal Balance is less than or equal to 20% of the Pool Principal Balance as of the Cut-off Date, the Overcollateralization Target Amount will equal 100% of the then-current Pool Principal Balance.

     "Owner Trust Estate": The corpus of the Issuing Entity created by the Trust Agreement which consists of items referred to in Section 3.01 of the Trust Agreement.

     "Owner Trustee": Wilmington Trust Company, acting not in its individual capacity but solely as Owner Trustee, and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

     "Owner Trustee Fee": An initial payment of $4,000 and an annual payment of $4,000 thereafter.

     "Paying Agent": Any paying agent or co-paying agent appointed pursuant to
Section 3.03 of the Indenture, which initially shall be the Indenture Trustee.

     "PCAOB": The Public Company Accounting Oversight Board.

     "Payment Date": The 15th day of any month, or if such 15th day is not a Business Day, the Business Day immediately following such 15th day, commencing in September 2006.

     "Percentage Interest": With respect to any Note, the percentage obtained by dividing the Note Balance of such Note by the aggregate Note Balances of all Notes of that Class. With respect to any Certificate, the percentage as stated on the face thereof.

     "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Depositor, the Servicer, the Indenture Trustee or any of their respective Affiliates:

          (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

          (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances issued by, any Depository Institution;

          (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

          (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

          (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

          (vi) units of money market funds that have been rated "AAAm" or "AAAm-G" by S&P (including those managed or advised by the Indenture Trustee or its respective affiliates) and for which JPMorgan Chase Bank, National Association or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent and/or custodian or subcustodian, notwithstanding that (i) JPMorgan Chase Bank, National Association or an affiliate thereof charges and collects fees and expenses from such funds for services rendered, (ii) JPMorgan Chase Bank, National Association or an affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (iii) services performed for such funds and pursuant to this Agreement may converge at any time. JPMorgan Chase Bank, National Association or an affiliate thereof is specifically authorized to charge and collect from the account, moneys on deposit which were invested in such funds, such fees as are collected from all investors in such funds for services rendered to such funds (but not to exceed investment earnings on the Trust's moneys so invested); and

          (vii) if previously confirmed in writing to the Indenture Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Notes;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

     "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Plan": Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

     "Plan Assets": Assets of a Plan within the meaning of Department of Labor regulation 29C.F.R. Section 2510.3-101.

     "Policy": The financial guaranty insurance policy (No. AB1015BE) together with all endorsements thereto issued by the Note Insurer to the Indenture Trustee for the benefit of the Holders of the Notes.

     "Pool Principal Balance": As of any Payment Date, the aggregate Principal Balance of all Contracts outstanding at the end of the related Due Period.

     "Premium Letter": The letter agreement between the Indenture Trustee and the Note Insurer dated August 25, 2006 setting forth the premium with respect to the Policy and the expenses of the Note Insurer.

     "Prepayment Assumption": As set forth in the Prospectus Supplement.

     "Prepayment Period": With respect to any Payment Date, the calendar month preceding the calendar month in which such Payment Date occurs.

     "Principal Balance": As to any Contract and any Payment Date, the Cut-off Date Principal Balance, minus all collections credited against the Principal Balance of such Contract prior to the last day of the related Due Period. For purposes of this definition, a Liquidated Contract shall be deemed to have a Principal Balance equal to the Principal Balance of the related Contract immediately prior to the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter.

     "Principal Payment Amount": For any Payment Date will equal the Note Balance as of the day immediately preceding that Payment Date less the Class A Target Balance for that Payment Date.

     "Principal Prepayment": Any payment of principal made by the Obligor on a Contract which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment; provided that such a payment in an amount less than the next scheduled monthly payment may be held by the Servicer and applied to the next monthly payment due on the next due date under the related Contract.

     "Proceeding": Any suit in equity, action at law or other judicial or administrative proceeding.

     "Prospectus Supplement": That certain Prospectus Supplement dated August 23, 2006, relating to the public offering of the Notes.

     "Purchaser Information": The information in the Prospectus and the information relating to the Underwriter in the Prospectus Supplement under the caption "Method of Distribution" and any Derived Information. The term "Derived Information" means such information, if any, in the Term Sheet that is not contained in either (i) the Prospectus, the Preliminary Prospectus Supplement or Prospectus Supplement, taking into account information incorporated therein by reference or (ii) any Pool Information, except to the extent that any Derived Information results from a Pool Error. "Pool Information" is information concerning the characteristics of the Contracts furnished to the Underwriter by the Originator, the Seller or the Servicer for use in the preparation of the Term Sheet. "Pool Error" is uncorrected Pool Information.

     "Rating Agency" or "Rating Agencies": Moody's and Standard & Poor's or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Indenture Trustee and the Servicer.

     "Realized Losses": As to any Payment Date, the aggregate Net Liquidation Losses of all Contracts that became Liquidated Contracts during the immediately preceding month.

     "Record Date": With respect to each Payment Date and any Book-Entry Note, the Business Day immediately preceding such Payment Date. With respect to each Payment Date and any other Notes, including any Definitive Notes, the last Business Day of the month immediately preceding the month in which such Payment Date occurs.

     "Redemption Price": As defined in Section 8.07 of the Indenture.

     "Registered Holder": The Person in whose name a Note is registered in the Note Register on the applicable Record Date.

     "Regulation AB": Subpart 229.1100 - Asset Backed Securities (Regulation
AB), 17 C.F.R. Sections 229.1100 - 229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the
staff of the Commission, or as may be provided by the Commission or its staff from time to time.

     "Related Documents": With respect to each Contract, the documents specified in the definition of "Contract File" and "Land-and-Home Contract File," as applicable, and any documents required to be added to such documents pursuant to the Asset Purchase Agreement, the Trust Agreement, Indenture or the Servicing Agreement.

     "Relief Act": The Servicemembers Civil Relief Act, formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "Replaced Contract": Has the meaning assigned in Section 2.03 of the Indenture.

     "Repurchase Price": With respect to a Contract to be repurchased pursuant to Section 2.03 of the Servicing Agreement, an amount equal to (a) the remaining principal amount outstanding on such Contract, plus (b) interest at the Contract Rate on such Contract from the end of the Due Period with respect to which the Obligor last made a payment through the end of the immediately preceding Due Period.

     "Required Principal Payment Amount": For any Payment Date will be the amount by which (i) the sum of the Note Balances of the Class A Notes, exceeds
(ii) the Pool Principal Balance as of such Payment Date minus the Overcollateralization Target Amount for such Payment Date.

     "Responsible Officer": When used with respect to the Indenture Trustee or the Owner Trustee, any vice president, managing director, director, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, any associate, any trust officer or assistant trust officer or any other officer of the Trustee having direct responsibility over this Agreement, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Rolling Average Extension Percentage": For any month, the percentage obtained by dividing (1) the sum of the following amount for each of the six most recently ended months: the unpaid principal balance of Contracts that were subject to Extensions (not including Extensions in response to natural disasters) during such month expressed as a percentage of the Pool Principal Balance in respect of the Payment Date in such month, divided by (2) six, exceeds 1.00%.

     "Rolling Average Extension Trigger Event": (a) For any month in which the Overcollateralization Amount as of the previous Payment Date is greater than or equal to 85% of the Overcollateralization Target Amount for such Payment Date, the Rolling Average Extension Percentage exceeds 1.00%.

     (b) For any month in which the Overcollateralization Amount as of the previous Payment Date is less than 85% of the Overcollateralization Target Amount for such Payment Date, the Rolling Average Extension percentage exceeds 0.75%.

     "Scheduled Payment": As to any Due Period and each Contract, the scheduled monthly payment of principal and/or interest required to be made by an Obligor on the related Contract.

     "Securities Act": The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Securitized Assets": Means manufactured housing installment sales contracts, manufactured housing installment loan agreements, mortgage loans and other similar assets included in the Servicer's assets on a consolidated basis in accordance with GAAP, consistently applied, which have been transferred or pledged to one or more special purpose entities to collateralize or to provide the source of payments on asset-backed securities, whether denominated as notes or pass-through certificates.

     "Seller": Origen Securitization Company, LLC, and its successors and assigns, in its capacity as seller under the Asset Purchase Agreement.

     "Seller Information": The information in the Term Sheet, the Free Writing Prospectus and Prospectus Supplement other than the Purchaser Information.

     "Service Transfer": As defined in Section 6.02 of the Servicing Agreement.

     "Servicer": Origen Financial L.L.C., or any successor servicer appointed as provided in the Servicing Agreement, in its capacity as Servicer under the Servicing Agreement.

     "Servicer Event of Default": One or more of the events described in Section
6.01 of the Servicing Agreement.

     "Servicer Remittance Date": With respect to any Payment Date, by 1:00 p.m. New York time two Business Days preceding such Payment Date.

     "Servicing Account": The account or accounts created and maintained pursuant to Section 3.09 of the Servicing Agreement.

     "Servicing Advance": Any Liquidation Expense incurred by the Servicer pursuant to Section 3.09 or 3.11 of the Servicing Agreement, and any advance made by the Servicer pursuant to Sections 3.06(f), 3.10 or 3.14 of the Servicing Agreement.

     "Servicing Agreement": The Servicing Agreement dated as of August 1, 2006, among the Servicer, the Depositor, the Subservicer, the Originator, the Issuing Entity and the Indenture Trustee.

     "Servicing Criteria": The criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time, as set forth on Exhibit E to the Servicing Agreement.

     "Servicing Fee": With respect to each Contract and for any calendar month, an amount equal to the Servicing Fee Rate accrued for one month (or in the event of any payment of interest which accompanies a Principal Prepayment in full or in part made by the Obligor during such calendar month, interest for the number of days covered by such payment of interest) on the same principal amount on which interest on such Contract accrues for such calendar month, calculated on the basis of a 360-day year consisting of twelve 30-day months. A portion of such Servicing Fee may be retained by any Subservicer as its servicing compensation.

     "Servicing Fee Rate": 1.25% per annum.

     "Servicing Officer": Any officer of the Servicer or the Subservicer involved in, or responsible for, the administration and servicing of Contracts whose name appears on a list of servicing officers appearing in an Officer's Certificate furnished to the Indenture Trustee by the Servicer or the Subservicer, as the same may be amended from time to time.

     "Sixty-Day Delinquency Ratio": As to any Payment Date, a fraction, expressed as a percentage, the numerator of which is the aggregate of the outstanding balances of all Contracts that were delinquent 60 days or more as of the end of the related Due Period (including Contracts in respect of which the related Manufactured Homes have been repossessed but are still in inventory), and the denominator of which is the Pool Principal Balance as of such Payment Date.

     "Sponsor": Origen Financial L.L.C., a Delaware limited liability company and a wholly owned subsidiary of Origen Financial, Inc.

     "Standard & Poor's" or "S&P": Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

     "Statutory Trust Statute": Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Sections 3801 et seq., as the same may be amended from time to time.

     "Subservicer": Any Person with which the Servicer has entered into a Subservicing Agreement and which meets the qualifications of a Subservicer pursuant to Section 3.02 of the Servicing Agreement.

     "Subservicing Agreement": The written contract between the Servicer and a Subservicer relating to servicing and administration of certain Assets pursuant to Section 3.12 of the Servicing Agreement.

     "Swap Event of Default": (i) The failure to make a payment due under the Interest Rate Swap Agreement after notice of such failure is received and expiration of a specified grace period, (ii) certain insolvency or bankruptcy events, and (iii) a merger by the Swap Provider without an assumption of its obligations under the Interest Rate Swap Agreement, each as further described in the Interest Rate Swap Agreement.

     "Swap Provider": Citibank, N.A. and its successors and assigns.

     "Swap Provider Trigger Event": has the meaning set forth in Interest Rate Swap Agreement.

     "Swap Termination Payment": has the meaning set forth in Interest Rate Swap Agreement.

     "Term Sheet": That certain term sheet dated [August 21, 2006,] distributed to investors in connection with the offering of the Notes.

     "Title of Series": Origen Manufactured Housing Contract Trust Collateralized Notes, Series 2006-A.

     "Trigger Event": is in effect with respect to any Payment Date if:

               (a) the Average Sixty-Day Delinquency Ratio Test as of the Payment Date exceeds 7.25%;

               (b) the aggregate amount of Realized Losses incurred since the Cut-Off Date and as of the Payment Date exceed the following percentages of the aggregate Principal Balance of the Contracts as of the Cut-off Date: Payment

          Dates commencing September 2010 to and including March 2012, 7.50%, Payment Dates commencing April 2012 to and including March 2013, 9.50%, Payment Dates commencing April 2013 to and including March 2014, 12.00% and each Payment Date thereafter, 14.25%;

               (c) the Current Realized Loss Ratio as of the Payment Date exceeds 4.00%.

     "Trust": The Origen Manufactured Housing Contract Trust 2006-A created pursuant to the Trust Agreement.

     "Trust Agreement": The Trust Agreement, dated August 1, 2006, among the Owner Trustee, the Depositor and JPMorgan Chase Bank, National Association, as Certificate Registrar and Certificate Paying Agent, relating to the Trust.

     "Trust Estate": As defined in the Granting Clause of the Indenture.

     "Trust Indenture Act" or "TIA": The Trust Indenture Act of 1939, as amended from time to time, as in effect on any relevant date.

     "UCC": The Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

     "Underwriter": Citigroup Global Markets Inc., or its successors.

     "Voting Rights": The votes allocated among the Holders of the Notes in proportion to the then Outstanding Note Balances of their respective Notes; provided that, so long as no Note Insurer Default has occurred and is continuing, 100% of the Voting Rights shall be held by the Note Insurer.

                                   APPENDIX B

                               AUCTION PROCEDURES

I.   Auction Participants.

     A. Existing Holders and Potential Holders. Participants in each Auction will include: (i) "Existing Holders," which will mean, for purposes of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Holder registry at the close of business on the Business Day preceding such Auction, and, for purposes of dealing with the Broker-Dealer in connection with an Auction, a Person who is a Beneficial Owner of Auction Rate Securities and (ii) "Potential Holders," which will mean any Person (including an Existing Holder) that is a Broker-Dealer for purposes of dealing with the Auction Agent, and a potential Beneficial Owner for purposes of dealing with a Broker-Dealer, who may be interested in acquiring Auction Rate Securities.

     By purchasing the Auction Rate Securities, whether in an Auction or otherwise, each prospective purchaser of the Auction Rate Securities or its Broker-Dealer must agree and will be deemed to have agreed: (i) to participate in Auctions on the terms described herein; (ii) so long as the Beneficial Ownership of the Auction Rate Securities is maintained in book-entry form, to sell, transfer or otherwise dispose of Auction Rate Securities, only pursuant to a Bid (as defined below) or a Sell Order (as defined below) in an Auction, or to or through a Broker-Dealer, provided that in the case of all transfers other than those pursuant to an Auction, the Existing Holder of Auction Rate Securities so transferred, its Participant or Broker-Dealer advises the Auction Agent of such transfer; (iii) to have its Beneficial Ownership of Auction Rate Securities maintained at all times in book-entry form for the account of its Participant, which in turn will maintain records of such Beneficial Ownership, and to authorize such Participant to disclose to the Auction Agent such information with respect to such Beneficial Ownership as the Auction Agent may request; (iv) that a Sell Order placed by an Existing Holder will constitute an irrevocable offer to sell the principal amount of Auction Rate Securities specified in such Sell Order; (v) that a Bid placed by an Existing Holder will constitute an irrevocable offer to sell the principal amount of Auction Rate Securities specified in such Bid if the rate specified in such Bid is greater than, or in some cases equal to, the Auction Rate, determined as described in this Appendix B; (vi) that a Bid placed by a Potential Holder will constitute an irrevocable offer to purchase the principal amount, or a lesser principal amount, of the Auction Rate Securities specified in such Bid if the rate specified in such Bid is, respectively, less than or equal to the Auction Rate, determined as described in this Appendix B; and (vii) to tender its Auction Rate Securities for purchase at 100% of the principal amount thereof, plus accrued but unpaid interest, and interest accrued thereon, on a Conversion Date or an Auction Period Conversion Date, as applicable.

     The principal amount of the Auction Rate Securities purchased or sold may be subject to proration procedures on the Rate Determination Date. Each purchase or sale of the Auction Rate Securities on the Rate Determination Date will be made for settlement on the first day of the Auction Period immediately following such Rate Determination Date at a price equal to 100% of the principal amount thereof plus accrued interest, if any. The Auction Agent is entitled to rely upon the terms of any Order submitted to it by a Broker-Dealer.

     B. Auction Agent. Pursuant to Section 6.14(iv) of this Indenture, Computershare Trust Company, Inc. has been appointed the Initial Auction Agent to serve as agent for the Issuing Entity in connection with Auctions. Any Substitute Auction Agent will be (i) a bank or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Indenture Trustee (at the direction of the Depositor) and the Calculation Agent in writing and having a combined capital stock or surplus of at least $50,000,000, or (ii) a member of the National Association of Securities Dealers, Inc. having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it under the Indenture and under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by the Indenture by giving at least 90 days notice to the Indenture Trustee, the Depositor and the Calculation Agent. The Auction Agent may be removed at any time by the Indenture Trustee upon the written direction of the Administrator on behalf of the Issuing Entity, or the Registered Owners of at least 66-2/3% of the aggregate principal amount of the Auction Rate Securities then outstanding, by an instrument signed by such noteholders or their attorneys and filed with the Auction Agent, the Issuing Entity, the Indenture Trustee and the Calculation Agent upon at least 90 days notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences will be effective until and unless a Substitute Auction Agent has been appointed and has accepted such appointment. If required by the Issuing Entity or the Calculation Agent, a Substitute Auction Agent Agreement will be entered into with a Substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 45 days after notifying the Indenture Trustee, the Administrator on behalf of the Issuing Entity and the Calculation Agent in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

     If the Auction Agent should resign or be removed or be dissolved, or if the property or affairs of the Auction Agent will be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Indenture Trustee, at the direction of the Administrator on behalf of the Issuing Entity (after receipt of a certificate from the Issuing Entity's financial advisor confirming that any proposed Substitute Auction Agent meets the requirements described in the preceding paragraph above), is required to use its best efforts to appoint a Substitute Auction Agent.

     C. Broker-Dealer. Existing Holders and Potential Holders may participate in Auctions only by submitting orders (in the manner described below) through a "Broker-Dealer," including Citigroup Global Markets Inc. as the sole initial Broker-Dealer with respect to the Class A-2 Notes, or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth below which (i) is a Participant or an affiliate of a Participant, (ii) has been selected by the Administrator on behalf of the Issuing Entity and (iii) has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective, in which the Broker-Dealer agrees to participate in Auctions as described in the Auction Procedures, as from time to time amended or supplemented.

     The Broker-Dealers are entitled to a Broker-Dealer Fee, which is payable by the Auction Agent from moneys received from the Indenture Trustee, on each Payment Date. Such Broker-Dealer Fee is payable from the Amount Available on each Payment Date as provided herein. Broker-Dealers may submit Orders in Auctions for their own accounts. Any Broker-Dealer submitting an Order for its own account in any Auction will have an advantage over other Bidders in that it would have knowledge of other Orders placed through it in that Auction (but it would not have knowledge of orders submitted by other Broker-Dealers, if any). As a result of the Broker-Dealer Bidding, the auction clearing rate may be higher or lower than the rate that would have prevailed if the Broker-Dealer had not bid. A Broker- Dealer may also bid in order to prevent what would otherwise be a failed Auction, an All Hold Auction (if the Broker-Dealer owns Auction Rate Securities in its own account) or an Auction clearing at a rate that the Broker-Dealer believes does not reflect the market for such Auction Rate Securities at the time of the Auction. Broker-Dealers may, but are not obligated to, advise holders of the Auction Rate Securities that the rate that will apply in an "all hold" Auction is often a lower rate than would apply if holders submit Bids, and such advice, if given, may facilitate the submission of Bids by existing holders that would avoid the occurrence of an "all hold" Auction. A Broker-Dealer may, but is not obligated to, encourage additional or revised investor bidding in order to prevent an "all-hold" Auction.

     D. Calculation Agent. The Calculation Agent will act solely as agent of the Issuing Entity and will not assume any obligation or relationship of agency or trust for or with any of the Beneficial Owners. The Calculation Agent will receive nominal compensation for the performance of its duties under the Initial Auction Agent Agreement.

II   Auction Procedures.

     A. General. Auctions to establish the Auction Rate for the Auction Rate Securities will be held on each Rate Determination Date. "Rate Determination Date" means, initially the dates set forth in the definition of "Initial Rate Determination Date" and thereafter, the Business Day immediately preceding the commencement of each Auction Period. Notwithstanding the foregoing, the Rate Determination Date for one or more Auction Periods may be changed as described below in Section V of this Appendix B.

     The Auction Agent will calculate the Auction Rate, the Maximum Auction Rate, the All Hold Rate and the Applicable LIBOR Rate on each Rate Determination Date. Upon receipt of notice from the Indenture Trustee of a failed Conversion or failed Auction Period Conversion as described in the Indenture, the Auction Agent will calculate the Maximum Auction Rate as of such failed Conversion Date or Auction Period Conversion Date, as applicable, and give notice thereof as provided and to the parties specified in the Auction Agent Agreement. If the ownership of the Auction Rate Securities is no longer maintained in book-entry form, the Calculation Agent will calculate the Maximum Auction Rate on the Business Day immediately preceding each Rate Adjustment Date commencing after delivery of the note. If a Payment Default has occurred, the Indenture Trustee will calculate the Non-Payment Rate on the Rate Determination Date for (i) each Auction Period commencing on or after the occurrence and during the continuance of such Payment Default and (ii) any Auction Period commencing less than two Business Days after the cure of any Payment Default. The Auction Agent will determine the Applicable LIBOR Rate for each Auction Period other than the first Auction

Period; provided, that if the ownership of the Auction Rate Securities is no longer maintained in book-entry form, or if a Payment Default has occurred, then the Indenture Trustee will determine the Applicable LIBOR Rate for each such Auction Period. The determination by the Indenture Trustee or the Auction Agent, as the case may be, of the Applicable LIBOR Rate will (in the absence of manifest error) be final and binding upon the holders of the notes and all other parties. If calculated or determined by the Auction Agent, the Auction Agent will promptly advise the Indenture Trustee of the Applicable LIBOR Rate. Any such rate shall be subject to the Available Funds Rate on the related Payment Date, as calculated by the Servicer.

     B. Submission of Orders. So long as the ownership of the Auction Rate Securities is maintained in book-entry form, an Existing Holder may sell, transfer or otherwise dispose of Auction Rate Securities only pursuant to a Bid or Sell Order (as hereinafter defined) placed in an Auction or through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Holder, its Broker-Dealer or its Participant advises the Auction Agent of such transfer. Prior to a Conversion Date and except with respect to the Rate Determination Date immediately preceding an Auction Period Conversion Date, Auctions will be conducted on each Rate Determination Date, if there is an Auction Agent on such Rate Determination Date, in the following manner.

     Prior to the Submission Deadline (defined as 1:00 P.M., eastern time, on any Rate Determination Date or such other time on any Rate Determination Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time) on each Rate Determination
Date:

          (i) each Existing Holder of Auction Rate Securities may submit to a Broker-Dealer by telephone or otherwise information as to: (i) the principal amount of outstanding Auction Rate Securities, if any, held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Auction Rate for the next succeeding Auction Period (a "Hold Order"); (ii) the principal amount of outstanding Auction Rate Securities, if any, which such Existing Holder offers to sell if the Auction Rate for the next succeeding Auction Period will be less than the rate per annum specified by such Existing Holder (a "Bid"); and/or (iii) the principal amount of outstanding Auction Rate Securities, if any, held by such Existing Holder which such Existing Holder offers to sell without regard to the Auction Rate for the next succeeding Auction Period (a "Sell Order"); and

          (ii) one or more Broker-Dealers may contact Potential Holders to determine the principal amount of Auction Rate Securities which each such Potential Holder offers to purchase, if the Auction Rate for the next succeeding Interest Period will not be less than the rate per annum specified by such Potential Holder (also a "Bid").

     Each Hold Order, Bid and Sell Order will be an "Order." Each Existing Holder and each Potential Holder placing an Order is referred to as a "Bidder."

     Subject to the provisions described below under "Validity of Orders," a Bid by an Existing Holder will constitute an irrevocable offer to sell: (i) the principal amount of outstanding Auction Rate Securities specified in such Bid if the Auction Rate will be less than the rate specified in such Bid, (ii) such principal amount or a lesser principal amount of outstanding Auction Rate Securities to be determined as described below in "Acceptance and Rejection of Orders," if the Auction Rate will be equal to the rate specified in such Bid or (iii) such principal amount or a lesser principal amount of outstanding Auction Rate Securities to be determined as described below under "Acceptance and Rejection of Orders," if the rate specified therein will be higher than the Maximum Auction Rate and Sufficient Clearing Bids (as defined below) have not been made.

     Subject to the provisions described below under "Validity of Orders," a Sell Order by an Existing Holder will constitute an irrevocable offer to sell:
(i) the principal amount of outstanding Auction Rate Securities specified in such Sell Order or (ii) such principal amount or a lesser principal amount of outstanding Auction Rate Securities as described below under "Acceptance and Rejection of Orders," if Sufficient Clearing Bids have not been made.

     Subject to the provisions described below under "Validity of Orders," a Bid by a Potential Holder will constitute an irrevocable offer to purchase: (i) the principal amount of outstanding Auction Rate Securities specified in such Bid if the Auction Rate will be higher than the rate specified in such Bid or (ii) such principal amount or a lesser principal amount of outstanding Auction Rate Securities as described below in "Acceptance and Rejection of Orders," if the Auction Rate is equal to the rate specified in such Bid.

     Each Broker-Dealer will submit in writing (or other electronic means acceptable to the parties) to the Auction Agent prior to the Submission Deadline on each Rate Determination Date all Orders obtained by such Broker-Dealer and will specify with respect to each such Order: (i) the name of the Bidder placing such Order; (ii) the aggregate principal amount of Auction Rate Securities that are the subject of such Order; (iii) to the extent that such Bidder is an Existing Holder: (a) the principal amount of Auction Rate Securities, if any, subject to any Hold Order placed by such Existing Holder; (b) the principal amount of Auction Rate Securities, if any, subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and (c) the principal amount of Auction Rate Securities, if any, subject to any Sell Order placed by such Existing Holder; and (iv) to the extent such Bidder is a Potential Holder, the rate specified in such Potential Holder's Bid.

     If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent will round such rate up to the next highest one-thousandth (.001) of one percent.

     If an Order or Orders covering all outstanding Auction Rate Securities held by any Existing Holder are not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent will deem a Hold Order to have been submitted on behalf of such Existing Holder covering the principal amount of outstanding Auction Rate Securities held by such Existing Holder and not subject to an Order submitted to the Auction Agent.

     None of the Depositor, the Issuing Entity, the Indenture Trustee or the Auction Agent will be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Holder or Potential Holder.

     An Existing Holder may submit multiple Orders, of different types and specifying different rates, in an Auction with respect to Auction Rate Securities then held by such Existing Holder. An Existing Holder that offers to purchase additional Auction Rate Securities is, for purposes of such offer, treated as a Potential Holder.

     Any Bid specifying a rate higher than 18.00% per annum will (i) be treated as a Sell Order if submitted by an Existing Holder and (ii) not be accepted if submitted by a Potential Holder.

     C. Validity of Orders. If any Existing Holder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of outstanding Auction Rate Securities held by such Existing Holder, such Orders will be considered valid as follows and in the order of priority described below.

          (i) Hold Orders. All Hold Orders will be considered valid, but only up to the aggregate principal amount of outstanding Auction Rate Securities held by such Existing Holder, and if the aggregate principal amount of Auction Rate Securities subject to such Hold Orders exceeds the aggregate principal amount of Auction Rate Securities held by such Existing Holder, the aggregate principal amount of Auction Rate Securities subject to each such Hold Order will be reduced pro rata so that the aggregate principal amount of Auction Rate Securities subject to all such Hold Orders equals the aggregate principal amount of outstanding Auction Rate Securities held by such Existing Holder.

          (ii) Bids. Any Bid will be considered valid up to the amount of the excess of the principal amount of outstanding Auction Rate Securities held by such Existing Holder over the aggregate principal amount of Auction Rate Securities subject to any Hold Orders referred to above. Subject to the preceding sentence, if multiple Bids with the same rate are submitted on behalf of such Existing Holder and the aggregate principal amount of outstanding Auction Rate Securities subject to such Bids is greater than such excess, such Bids will be considered valid up to the amount of such excess. Subject to the two preceding sentences, if more than one Bid with different rates are submitted on behalf of such Existing Holder, such Bids will be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess. In any event, the aggregate principal amount of outstanding Auction Rate Securities, if any, subject to Bids not valid under the provisions described above will be treated as the subject of a Bid by a Potential Holder at the rate therein specified.

          (iii) Sell Orders. All Sell Orders will be considered valid up to the amount of the excess of the principal amount of outstanding Auction Rate Securities held by such Existing Holder over the aggregate principal amount of Auction Rate Securities subject to valid Hold Orders and valid Bids as referred to above.

     If more than one Bid for Auction Rate Securities is submitted on behalf of any Potential Holder, each Bid submitted will be a separate Bid with the rate and principal amount therein specified. An Existing Holder that offers to purchase additional Auction Rate Securities is, for purposes of such offer, treated as a Potential Holder. Any Bid or Sell Order submitted by an

Existing Holder covering an aggregate principal amount of Auction Rate Securities not equal to an Authorized Denomination will be rejected and will be deemed a Hold Order. Any Bid submitted by a Potential Holder covering an aggregate principal amount of Auction Rate Securities not equal to an Authorized Denomination will be rejected. Any Order submitted in an Auction by a Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Rate Determination Date will be irrevocable; provided, however, the Auction Agent, with the consent of the Calculation Agent and Broker-Dealer may modify such restriction to allow revocation prior to the Submission Deadline.

     A Hold Order, a Bid or a Sell Order that has been determined valid pursuant to the procedures described above is referred to as a "Submitted Hold Order," a "Submitted Bid" and a "Submitted Sell Order," respectively (collectively, "Submitted Orders").

     D. Determination of Sufficient Clearing Bids and Bid Auction Rate. Not earlier than the Submission Deadline on each Rate Determination Date, the Auction Agent will assemble all valid Submitted Orders and will determine:

          (i) the excess of the total principal amount of outstanding Auction Rate Securities over the sum of the aggregate principal amount of outstanding Auction Rate Securities subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available Auction Rate Securities"); and

          (ii) from such Submitted Orders, whether the aggregate principal amount of outstanding Auction Rate Securities subject to Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the maximum cap rate of 18.00% per annum exceeds or is equal to the sum of (i) the aggregate principal amount of outstanding Auction Rate Securities subject to Submitted Bids by Existing Holders specifying one or more rates higher than 18.00% per annum and (ii) the aggregate principal amount of outstanding Auction Rate Securities subject to Submitted Sell Orders (in the event such excess or such equality exists other than because all of the outstanding Auction Rate Securities are subject to Submitted Hold Orders, such Submitted Bids by Potential Holders above will be hereinafter referred to collectively as "Sufficient Clearing Bids"); and

          (iii) if Sufficient Clearing Bids exist, the "Bid Auction Rate," which will be the lowest rate specified in such Submitted Bids such that if:

               (a) each such Submitted Bid from Existing Holders specifying such lowest rate and all other Submitted Bids from Existing Holders specifying lower rates were rejected (thus entitling such Existing Holders to continue to hold the principal amount of Auction Rate Securities subject to such Submitted Bids); and

               (b) each such Submitted Bid from Potential Holders specifying such lowest rate and all other Submitted Bids from Potential Holders specifying lower rates, were accepted,

     the result would be that such Existing Holders described in subparagraph
(i) above would continue to hold an aggregate principal amount of outstanding Auction Rate Securities which, when added to the aggregate principal amount of outstanding Auction Rate Securities to be purchased by such Potential Holders described in subparagraph
(ii) above, would equal not less than the Available Auction Rate Securities.

     E. Notice of Auction Rate. Promptly after the Auction Agent has made the determinations described above, and has received from the Servicer its determination of the Net Contract Rate, the Auction Agent will advise the Indenture Trustee and the Broker-Dealers of the Net Contract Rate, of the Maximum Auction Rate, the All Hold Rate and the components thereof on the Rate Determination Date, and based on such determinations, the Auction Rate for the next succeeding Auction Period will be as follows:

          (i) if Sufficient Clearing Bids exist, the Auction Rate for the next succeeding Auction Period will be equal to the Bid Auction Rate so determined;

          (ii) if Sufficient Clearing Bids do not exist (other than because all of the outstanding Auction Rate Securities are subject to Submitted Hold Orders), the Auction Rate for the next succeeding Auction Period will be equal to the Maximum Auction Rate; or

          (iii) if all outstanding Auction Rate Securities are subject to Submitted Hold Orders, the Auction Rate for the next succeeding Auction Period will be equal to the All Hold Rate.

     Promptly after the Auction Agent has determined the Auction Rate, the Auction Agent will determine and advise the Indenture Trustee of the Auction Rate on the Determination Date for the related Payment Date and the Servicer will advise the Indenture Trustee of the applicable Available Funds Rate. The Class A-2 Note Rate for the Payment Date will be the least of (a) the Auction Rate, (b) the Net Contract Rate and (c) the maximum cap rate of 18.00% per annum.

     F. Acceptance and Rejection of Orders. Existing Holders will continue to hold the principal amount of Auction Rate Securities that are subject to Submitted Hold Orders. If Sufficient Clearing Bids, as described above under "Determination of Sufficient Clearing Bids and Bid Auction Rate," have been received by the Auction Agent, the Bid Auction Rate will be the Auction Rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take such other action as set forth below.

     For any Payment Date prior to a Conversion, if the Net Contract Rate is greater than the Auction Rate, the Class A-2 Note Rate will be the Auction Rate. For any Payment Date prior to a Conversion, if the Net Contract Rate is less than the Auction Rate, the Class A-2 Note Rate will be the Net Contract Rate. If the Auction Rate and the Net Contract Rate are both greater than 18.00% per annum, the Class A-2 Note Rate will be equal to 18.00% per annum. If the Auction Agent has not received Sufficient Clearing Bids as described above under "Determination of Sufficient Clearing Bids and Bid Auction Rate" (other than because all of the outstanding Auction Rate Securities are subject to Submitted Holds Orders), the Auction Rate will be the Maximum Auction Rate. In any of the cases described above in this paragraph, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below under "Insufficient Bids."

          (i) Sufficient Clearing Bids. If Sufficient Clearing Bids have been made, the Auction Rate will be the Bid Auction Rate), all Submitted Sell Orders will be accepted and, subject to the denomination requirements described below, Submitted Bids will be accepted or rejected as follows in the following order of priority:

               (a) Existing Holders' Submitted Bids specifying any rate that is higher than the Bid Auction Rate will be accepted, thus requiring each such Existing Holder to sell the aggregate principal amount of Auction Rate Securities subject to such Submitted Bids;

               (b) Existing Holders' Submitted Bids specifying any rate that is lower than the Bid Auction Rate will be rejected, thus entitling each such Existing Holder to continue to hold the aggregate principal amount of Auction Rate Securities subject to such Submitted Bids;

               (c) Potential Holders' Submitted Bids specifying any rate that is lower than the Bid Auction Rate will be accepted;

               (d) Each Existing Holder's Submitted Bid specifying a rate that is equal to the Bid Auction Rate will be rejected, thus entitling such Existing Holder to continue to hold the aggregate principal amount of Auction Rate Securities subject to such Submitted Bid, unless the aggregate principal amount of Auction Rate Securities subject to such Submitted Bids will be greater than the principal amount of Auction Rate Securities (the "remaining principal amount") equal to the excess of the Available Auction Rate Securities over the aggregate principal amount of Auction Rate Securities subject to Submitted Bids described in subparagraphs (b) and (c) above, in which event such Submitted Bid of such Existing Holder will be rejected in part and such Existing Holder will be entitled to continue to hold the principal amount of Auction Rate Securities subject to such Submitted Bid, but only in an amount equal to the aggregate principal amount of Auction Rate Securities obtained by multiplying the remaining principal amount by a fraction, the numerator of which will be the principal amount of outstanding Auction Rate Securities held by such Existing Holder subject to such Submitted Bid and the denominator of which will be the sum of the principal amount of outstanding Auction Rate Securities subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Bid Auction Rate;

               (e) Each Potential Holder's Submitted Bid specifying a rate that is equal to the Bid Auction Rate will be accepted, but only in an amount equal to the principal amount of Auction Rate Securities obtained by multiplying the excess of the aggregate principal amount of Available Auction Rate Securities over the aggregate principal amount of Auction Rate Securities subject to Submitted Bids described in subparagraphs (b), (c) and (d) above by a fraction, the numerator of which will be the aggregate principal amount of outstanding Auction Rate Securities subject to such Submitted Bid and the denominator of which will be the sum of the principal amount of outstanding Auction Rate Securities subject to

          Submitted Bids made by all such Potential Holders that specified a rate equal to the Bid Auction Rate; and

               (f) Each Potential Holder's Submitted Bid specifying a rate that is higher than the Bid Auction Rate will be rejected.

          (ii) Insufficient Bids. If Sufficient Clearing Bids have not been made (other than because all of the outstanding Auction Rate Securities are subject to Submitted Hold Orders) or if the Net Contract Rate is less than the Bid Auction Rate (in which case the Class A-2 Note Rate will be limited by the Net Contract Rate) or if the Auction Rate would be greater than 18.00% per annum, subject to the denomination requirements described below, Submitted Orders will be accepted or rejected as follows in the following order of priority:

               (a) Existing Holders' Submitted Bids specifying any rate that is equal to or lower than the Maximum Auction Rate will be rejected, thus entitling such Existing Holders to continue to hold the aggregate principal amount of Auction Rate Securities subject to such Submitted Bids;

               (b) Potential Holders' Submitted Bids specifying (i) a rate that is equal to or lower than the Maximum Auction Rate will be accepted, and (ii) a rate that is higher than the Maximum Auction Rate will be rejected; and

               (c) Each Existing Holder's Submitted Bid specifying any rate that is higher than the Maximum Auction Rate and the Submitted Sell Order of each Existing Holder will be accepted, thus entitling each Existing Holder that submitted any such Submitted Bid or Submitted Sell Order to sell the Auction Rate Securities subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of Auction Rate Securities obtained by multiplying the aggregate principal amount of Auction Rate Securities subject to Submitted Bids described in subparagraph (b) above by a fraction, the numerator of which will be the aggregate principal amount of outstanding Auction Rate Securities held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which will be the aggregate principal amount of outstanding Auction Rate Securities subject to all such Submitted Bids and Submitted Sell Orders.

          (iii) All Hold Orders. If all outstanding Auction Rate Securities are subject to Submitted Hold Orders, all Submitted Bids will be rejected.

          (iv) Authorized Denominations Requirement. If, as a result of the procedures described above regarding Sufficient Clearing Bids and Insufficient Bids, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a principal amount of Auction Rate Securities that is not equal to an Authorized Denomination, the Auction Agent will, in such manner as in its sole discretion it will determine, round up or down the principal amount of Auction Rate Securities to be purchased or sold by any Existing Holder or Potential Holder so that the principal amount of Auction Rate Securities purchased or sold by each Existing Holder or Potential Holder will be equal to an Authorized Denomination. If, as a result of the procedures described above regarding Insufficient Bids, any Potential Holder would be entitled or required to purchase less than a principal amount of Auction Rate Securities equal to an Authorized Denomination or any integral multiple thereof, the Auction Agent will, in such manner as in its sole discretion it will determine, allocate Auction Rate Securities for purchase among Potential Holders so that only Auction Rate Securities in an Authorized Denomination are purchased by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any Auction Rate Securities.

     Based on the results of each Auction, the Auction Agent will determine the aggregate principal amount of Auction Rate Securities to be purchased and the aggregate principal amount of Auction Rate Securities to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate principal amount of Auction Rate Securities to be sold differs from such aggregate principal amount of Auction Rate Securities to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer will deliver, or from which Broker-Dealers acting for one or more sellers such Broker-Dealer will receive, as the case may be, Auction Rate Securities.

     Any calculation by the Auction Agent, Calculation Agent, or Indenture Trustee, as applicable, of the Auction Rate, the Applicable LIBOR Rate, the Maximum Auction Rate, the All Hold Rate, and the Non-Payment Rate and the amounts of interest payable on any Auction Rate Securities will, in the absence of manifest error, be binding on all other parties, including without limitation, the Depositor and the holders of the notes.

III. Settlement Procedures.

     The Auction Agent is required to advise each Broker-Dealer that submitted an Order in an Auction of the Auction Rate and the Net Contract Rate for the next Auction Period and, if such Order was a Bid or Sell Order, whether such Bid or Sell Order was accepted or rejected, in whole or in part, by telephone not later than 3:00 p.m., eastern time, on the Rate Determination Date, if the Class A-2 Note Rate is based on the Auction Rate, or 4:00 p.m., eastern time, on the Rate Determination Date, if the Net Contract Rate is lower than the Auction Rate. Each Broker-Dealer that submitted an Order on behalf of a Bidder is required to then advise such Bidder of the Auction Rate for the next Payment
Date), and, if such Order was a Bid or a Sell Order, whether such Bid or Sell Order was accepted or rejected, in whole or in part, confirm purchases and sales with each Bidder purchasing or selling Auction Rate Securities as a result of the Auction and advise each Bidder purchasing or selling Auction Rate Securities as a result of the Auction to give instructions to its Participant to pay the purchase price against delivery of such Auction Rate Securities or to deliver such Auction Rate Securities against payment therefor, as appropriate. Pursuant to the Auction Agent Agreement, the Auction Agent will record each transfer of Auction Rate Securities on the Existing Holders registry to be maintained by the Auction Agent.

     In accordance with DTC's normal procedures, on the Business Day after the Rate Determination Date, the transactions described above will be executed through DTC, so long as DTC is the depository for the Class A-2 Notes (the "Depository"), and the accounts of the respective Participants at DTC will be debited and credited and Auction Rate Securities delivered as necessary to effect the purchases and sales of Auction Rate Securities as determined in the Auction. Purchasers are required to make payment through their Participants in same-day funds to DTC against delivery through their Participants. DTC will make payment in accordance with its normal procedures, which now provide for payment against delivery by its Participants in immediately available funds.

     If any Existing Holder selling Auction Rate Securities in an Auction fails to deliver such Auction Rate Securities, the Broker-Dealer of any person that was to have purchased Auction Rate Securities in such Auction may deliver to such person a principal amount of Auction Rate Securities that is less than the principal amount of Auction Rate Securities that otherwise was to be purchased by such person but in any event equal to an Authorized Denomination. In such event, the principal amount of Auction Rate Securities to be delivered will be determined by such Broker-Dealer. Delivery of such lesser principal amount of Auction Rate Securities will constitute good delivery. Neither the Indenture Trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Holder, Existing Holder or their respective Broker-Dealer or Participant to deliver the principal amount of Auction Rate Securities or to pay for the Auction Rate Securities purchased or sold pursuant to an Auction or otherwise.

IV. Indenture Trustee Not Responsible for Auction Agent, Calculation Agent and Broker-Dealers.

     The Indenture Trustee will not be liable or responsible for the actions of or failure to act by the Auction Agent, Calculation Agent or any Broker-Dealer under the Indenture or under the Auction Agent Agreement or any Broker-Dealer Agreement. The Indenture Trustee may conclusively rely upon any information required to be furnished by the Auction Agent, the Calculation Agent or any Broker-Dealer without undertaking any independent review or investigation of the truth or accuracy of such information. In no event will the Indenture Trustee be responsible for the fees of the Auction Agent or any other party.

V.   Changes in Auction Terms.

     A. Changes in Auction Period or Periods. The Issuing Entity may change, from time to time, the length of the one or more Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period or the interest rate borne by the Auction Rate Securities (an "Auction Period Adjustment"). The Issuing Entity will not initiate such change in the length of the Auction Period unless it has received the written consent of the Calculation Agent, which consent may not be unreasonably withheld, not less than fifteen (15) days nor more than twenty (20) days prior to the effective date of an Auction Period Adjustment. The Issuing Entity will initiate an Auction Period Adjustment by giving written notice to the Indenture Trustee, the Auction Agent, the Calculation Agent, the Depository and each Rating Agency then rating the Auction Rate Securities subject to such Auction Period Adjustment at least ten (10) days prior to the Rate Determination Date for such Auction Period.

     No Auction Period Adjustment may result in an Auction Period of less than 7 nor more than 91 days, with respect to Auction Rate Securities with a Short Auction Period, or in an Auction Period that is more than three months shorter or longer than the Auction Period established upon the issuance or Auction Period Conversion of such Auction Rate Securities, with respect to Auction Rate Securities with a Long Auction Period. An Auction Period Adjustment will not be allowed unless Sufficient Clearing Bids existed or all Auction Rate Securities were subject to Submitted Hold Orders at both the Auction preceding the date on which the notice of the proposed change was given as described above and the Auction preceding the proposed change.

     An Auction Period Adjustment will take effect only if (A) the Indenture Trustee and the Auction Agent receive, by 11:00 A.M., eastern time, on the Business Day before the Rate Determination Date for the first such Auction Period, a certificate from the Issuing Entity authorizing an Auction Period Adjustment specified in such certificate and the written consent of the Calculation Agent described above, and (B) Sufficient Clearing Bids exist or all Auction Rate Securities were subject to Submitted Hold Orders at the Auction on the Rate Determination Date for such first Auction Period. If the condition referred to in (A) is not met, the Auction Rate applicable for the next Auction Period will be determined pursuant to the Auction Procedures and the length of the Auction Period will remain the same. If the condition referred to in (A) is met, but the condition referred to in (B) above is not met, the Auction Rate applicable for the next Auction Period will be the lesser of the Maximum Auction Rate and the Net Contract Rate, but in no event greater than 18.00%, and the length of the Auction Period will remain the same.

     The Issuing Entity, with the written consent of the Rating Agencies then rating the Class A-2 Notes, may, from time to time, change the length of one or more Auction Periods pursuant to an Auction Period Conversion. In the event of a failed Auction Period Conversion, the Auction Rate for the Auction Period for which the proposed Auction Period Conversion was to have been effective will be the Maximum Auction Rate, and the length of the Auction Period commencing upon the failed Auction Period Adjustment will remain the same.

     B. Changes in the Rate Determination Date. The Calculation Agent may, with the consent of an Authorized Officer of the Depositor, specify an earlier Rate Determination Date than the Rate Determination Date that would otherwise be determined in accordance with the definition of "Rate Determination Date" with respect to one or more specified Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting a Rate Determination Date and the Class A-2 Note Rate. The Authorized Officer of the Depositor will not consent to such change in the Rate Determination Date unless he or she will have received from the Calculation Agent not less than 15 days nor more than 20 days prior to the effective date of such change a written request for consent. The Calculation Agent will provide notice of its determination to specify an earlier Rate Determination Date for one or more Auction Periods by means of a written notice delivered at least 10 days prior to the proposed changed Rate Determination Date to the Indenture Trustee, the Auction Agent, the

Issuing Entity and the Securities Depository. Such notice will be substantially in the form of, or contain substantially the information contained in, the Indenture.


                                      B-14